        Exhibit 10.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
Confidential
LICENSE AGREEMENT
THIS LICENSE AGREEMENT (this “Agreement”) dated as of July 26, 2022 (the “Effective Date”), is entered into between Cidara Therapeutics, Inc., a Delaware corporation (“Cidara”), having a place of business at 6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121, and Melinta Therapeutics, LLC, a Delaware limited liability company (together with its subsidiaries, “Melinta”), having a place of business at 44 Whippany Road, Suite 280, Morristown, NJ 07960.
WHEREAS, Cidara owns or has rights in the Compound (as defined below).
WHEREAS, Melinta desires to obtain an exclusive license under Cidara’s rights to the Compound in the Territory (as defined below) on the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:
1.DEFINITIONS
For purposes of this Agreement, the terms defined in this Section 1 shall have the respective meanings set forth below:
1.1“Acquiring Person” means a Third Party (the “Acquiror”) that acquires a party through a Change of Control, together with any Affiliates of such Acquiror existing immediately prior to the consummation of the Change of Control. For clarity, an “Acquiring Person” of a party shall exclude the party and all of its Affiliates existing immediately prior to the consummation of the Change of Control.
1.2“Actual Combination Product Net Sales” has the meaning provided in Section 1.82.
1.3“Additional Indication” means the prevention or prophylaxis of invasive fungal diseases in allogeneic blood and marrow transplant patients 18 years of age or older.
1.4[***]
1.5[***]
1.6“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

1.7[***]
1.8[***]
1.9“Annual Melinta Expense Budget” shall have the meaning set forth in Section 5.5.
1.10“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.), the Organization for Economic Co-operation and Development (OECD) Convention on combating bribery of foreign public officials in international business transactions, and any other applicable anti-corruption laws.
1.11“Applicable Law” means any and all applicable laws, statutes, code, ordinances, regulations, rules, guidelines, injunctions, judgments, orders, writs, stipulations, awards, arbitration awards, decrees, constitutions, treaties and other pronouncements having the effect of law, in each case, enacted, promulgated, issued, enforced or entered by any Governmental Authority applicable to a party or such party’s business, properties or assets, including, as applicable, Healthcare Laws, Anti-Corruption Laws and GLP, GCP or GMP.
1.12“Change of Control” means, with respect to a party, any of the following that occurs after the Effective Date:
1.12.1any single Third Party “person” or “group” (as such terms are defined below) (i) is or becomes, through one or a series of transactions, the “beneficial owner” (as defined below), directly or indirectly, of the then-outstanding shares of common stock of such party (or any direct or indirect parent entity or ultimate parent entity of such party) representing more than fifty percent (50%) of the total then-outstanding common stock (or foreign equivalent thereof) (the “Outstanding Common Stock”), (ii) is or becomes, through one or a series of transactions, the “beneficial owner”, directly or indirectly, of shares of securities, capital stock or other interests (including partnership interests) of such party (or any direct or indirect parent entity or ultimate parent entity of such party) then-outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Outstanding Voting Stock”) of such party (or any direct or indirect parent entity or ultimate parent entity of such party) representing more than fifty percent (50%) of the total voting power of all Outstanding Voting Stock of such party (or any direct or indirect parent entity or ultimate parent entity of such party) or (iii) has the power, directly or indirectly, to elect a majority of the members of the party’s (or any direct or indirect parent entities or ultimate parent entities of such party) board of directors (or similar governing body); or
1.12.2such party (or any direct or indirect parent entity or ultimate parent entity of such party) enters into a merger, consolidation or similar transaction with a Person (whether or not such party (or any direct or indirect parent entity or ultimate parent entity of such party) is the surviving entity) (a “Business Combination”), in each case, unless, immediately following such Business Combination, the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Stock of such party (and the ultimate parent entity thereof) immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, (1) the then-outstanding shares of common stock (or foreign equivalent thereof) and (2) the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation or other entity resulting from such Business Combination (and the ultimate parent entity thereof); or
1.12.3such party (and its Affiliates) sells, exchanges or otherwise transfers to any Third Party, directly or indirectly (including through the transfer of shares (or other ownership interests) in Affiliates), in one or a series of transactions, the properties and assets representing all or substantially all of such party’s total assets (together with all or substantially all of the properties and assets of its Affiliates).
For the purpose of this definition of Change of Control, (x) “person” and “group” have the meanings given such terms under Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the aforesaid Act; (y) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (z) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”
1.13“Cidara Ex-Territory Licensee” means Cidara’s Third Party licensee of Product under any Cidara Out-License.
1.14“Cidara General Manufacturing/Formulation Patents” means any Licensed Patent Right that claims inventions that are necessary or useful for the manufacture or formulation of both (a) Compound or Product and (b) any compound that is not a Compound or any product that is not a Product. [***].
1.15“Cidara In-License” means any agreement in effect as of the Effective Date (as modified, amended or restated as of the Effective Date) or during the Term, pursuant to which any Third Party has granted Cidara or any of its Controlled Affiliates any license with respect to any of the Licensed IP Rights in the Territory.
1.16“Cidara Inventions” has the meaning set forth in Section 10.1.2.
1.17“Cidara Out-License” means any agreement, whether in effect on the Effective Date or entered into thereafter during the Term, pursuant to which Cidara or any of its Controlled Affiliates has granted or grants to any Third Party any license (or sublicense) of the Licensed IP Rights outside of the Territory, including, as of the Effective Date, the Mundipharma Agreement.
1.18“Cidara Product Trademark” means the Product-specific trademark REZZAYO selected by Cidara to be used for the Product in the Territory.
1.19“Clinical Study” means any clinical trial in human subjects for which Melinta, its Affiliate, a Sublicensee or Cidara is the sponsor that is prospectively designed to measure the safety or efficacy of a Product and is subject to section 505 of the Federal Food, Drug, and Cosmetic Act or to the licensing provisions of the Public Health Service Act (58 Stat. 632, as amended (42 U.S.C. 201 et seq.)). Clinical Study may include pre- or post-Marketing Approval human clinical trials and human clinical trials related to post-marketing requirements.
1.20“CMO” means a Third Party contract manufacturing organization.

1.21“Combination Product” means (a) a Product comprising a fixed-dose formulation of Compound and at least one Other Active; or (b) a Product that is co packaged with at least one Other Active and sold and invoiced as a single unit for a single price.
1.22“Commercialize”, “Commercialization” and “Commercializing” means to import, have imported, promote, have promoted, market, have marketed, warehouse, have warehoused, distribute, have distributed, sell, have sold, offer to sell, and educate healthcare providers and customers about, the Product, including responsibility for pricing and reimbursement (including both commercial and government payors) and interacting with a Regulatory Authority in the Territory regarding any of the foregoing.
1.23“Commercialization Plan” has the meaning set forth in Section 6.2.
1.24“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a party with respect to any objective under this Agreement, [***].
1.25“Compound” means: (a) rezafungin; (b) the Lead Compound; (c) [***].
1.26“Control” or “Controlled” means, with respect to any intellectual property rights, the possession by a party or any of its Affiliates (whether by ownership, license, or otherwise, other than pursuant to this Agreement) of (a) with respect to any tangible Information, the legal authority or right to physical possession of such tangible Information, with the right to provide such tangible Information to the other party on the terms set forth herein, or (b) with respect to Patent Rights, intangible Information, or other intellectual property rights, the legal authority or right to assign, or grant a license, sublicense, access, authorization, or right to use (as applicable) to the other party under, such Patent Rights, intangible Information, or other intellectual property rights, on the terms set forth herein, in each case (clauses (a) and (b)), without breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such party or its Affiliates would first be required hereunder to grant the other party such assignment, access, authorization, right to use, license, or sublicense.
1.27“Controlled Affiliate” means, with respect to a party to this Agreement, any other Person that is controlled (as such term is defined in Section 1.6) by such party.
1.28“Cost of Goods” means, with respect to Product supplied by or on behalf of Cidara hereunder, [***].
1.29“Current Product” means the Product containing the Lead Compound in the formulation for intravenous administration that is being investigated in the Lead Indication Trials as of the Effective Date.
1.30“Data” means any and all results of research, preclinical and non-clinical studies, including in vitro, in vivo, and ex vivo studies, clinical trials and other testing of Compound or Product, and any and all other data generated by or on behalf of a party (including any of its Controlled Affiliates or its Sublicensees or Cidara Ex-Territory Licensees, as applicable) related to the development, manufacture or commercialization of Compound or Product, including biological, chemical, pharmacological, toxicological, safety, pharmacokinetic, clinical, CMC, analytical, quality control, mechanical, software, electronic and other data, results and descriptions.

1.31“Development” means activities relating to the pre-clinical and clinical drug development of Product toxicology, formulation, microbiology, non-clinical profile and clinical trials (including research to design clinical trials), whether pre- or post-Marketing Approval, and any other research and development activities with respect to Product, including Phase IV studies. “Develop” shall have a correlative meaning.
1.32“Development Budget” means the budget of Cidara internal (on a fully-burdened basis) and out-of-pocket expenses for Development Plan activities set forth in the Development Plan as of the Effective Date, as such budget may be amended from time to time in accordance with Article 4 and Section 5.1.1.
1.33“Development Plan” means the written plan attached hereto as Exhibit C for the conduct by or on behalf of Cidara of (a) the ReSPECT Trial and the other Clinical Study(ies) of the Current Product in the Lead Indications specified therein; (b) the GLP-compliant studies of Compound specified therein; and (c) the CMC development activities specified therein; that, in each case (clauses (a) through (c)), are intended to support Marketing Approval for the Current Product in the Target Indication and the Additional Indication in the Territory, as such plan may be amended from time to time in accordance with Article 4 and Section 5.1.1. Without limiting the generality of the foregoing, in no event shall the Development Plan be amended to include any activity that is not required for Marketing Approval for the Current Product in the Lead Indications in the Territory.
1.34“Disclosing Party” has the meaning set forth in Section 9.1.
1.35“Expanded Product” means (a) a Product for intravenous administration (including, without limitation, the Current Product) for one or more indications in the Field in addition to the Lead Indications; (b) a Product containing the Lead Compound for intravenous administration, other than the Current Product, to the extent not managed entirely through a mutually agreed written change control procedure for amendments, variations or additions to the CMC-related portions of Marketing Approvals; (c) a Product containing any Compound other than the Lead Compound; (d) a Combination Product; or (e) a Product in a formulation for non-intravenous administration (e.g., subcutaneous or oral administration). For clarity, Expanded Product excludes a formulation of the Current Product intended for use in patients younger than 18 years of age.
1.36“FDA” means the Food and Drug Administration of the United States, or the successor thereto.
1.37“Field” means all uses in humans and nonhuman animals.
1.38“First Commercial Sale” means the first commercial sale of any Product by a Selling Party to a Third Party (other than another Selling Party) for end use or consumption in the Territory, in an arm’s-length transaction, after the first NDA for any Product has been approved by the FDA. Dispositions of Product for Clinical Study purposes or as registration samples, samples for the development of testing devices, and dispositions of Product for early or special access programs, named patient programs or compassionate use shall not constitute a First Commercial Sale. In addition, the sale or disposition of Product by one Selling Party to another Selling Party for resale shall not constitute a First Commercial Sale.

1.39“GAAP” means U.S. generally accepted accounting principles, consistently applied.
1.40“GCP” means current good clinical practices per international ethical and scientific quality standards established by the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use (ICH), as adopted by FDA, and regulations promulgated by FDA relating to designing, conducting, recording and reporting trials that involve the participation of human subjects; in each case, as amended from time to time.
1.41“Generic Product” means, with respect to a Product for which the FDA has approved an NDA filed by or on behalf of Cidara, Melinta or any of their respective Affiliates or sublicensees, any other medicinal product that: (a) is sold in the Territory by a Third Party that is not a Selling Party and did not purchase or acquire such product in a chain of distribution that included any Selling Party; and (b) for which the FDA has approved a new drug application pursuant to 21 U.S.C. 355(b)(2) or an Abbreviated New Drug Application (or successor application) pursuant to 21 U.S.C. 355(j), or any respective successor law, that (i) identified such Product as the reference listed drug and (ii) referred to or relied on (x) the approved NDA for such Product held by Cidara, Melinta or any of their respective Affiliates or (y) the data contained or incorporated by reference in such approved NDA.
1.42“Global Development Plan” has the meaning provided in the Mundipharma Agreement.
1.43“Global JSC” means the “JSC” as such term is defined in the Mundipharma Agreement.
1.44“GLP” means current good laboratory practices as established by the FDA in 21 CFR Part 58 and as interpreted by relevant ICH guidelines, in each case, as amended from time to time.
1.45“GLP Study” means any non-clinical in vivo study of a Compound or Product (a) that is intended to comply with GLP or (b) the results of which would be required to be reported to any Regulatory Authority.
1.46“GMP” means current good manufacturing practices as established by the FDA as interpreted by relevant ICH guidelines; in each case, as amended from time to time.
1.47“Governmental Authority” means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof or (c) any supranational body.
1.48“Healthcare Laws” means any laws and implementing rules, regulations and guidance documents applicable to the Product, including but not limited to: (a) the U.S. Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Prescription Drug Marketing Act of 1987 (21 U.S.C. §§ 331, 333, 353, 381), the Generic Drug Enforcement Act of 1992 (21 U.S.C. § 335(a) et seq.), the U.S. Patent Act (35 U.S.C. § 1 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et. seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the federal Civil Money Penalty law (42 U.S.C. § 1320a-7a), Exclusion law (42

U.S.C. § 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. §1320d et seq., 42 U.S.C. § 300jj et seq.; 42 U.S.C. § 17901 et seq.), the Drug Supply Chain Security Act, the laws governing the Medicare Program (Title XVIII of the Social Security Act) including Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Medicaid Program (Title XIX of the Social Security Act) including the collection and reporting requirements and the processing of any applicable rebate, chargeback or adjustment thereunder and under any state supplemental rebate program and the 340B drug pricing program (42 U.S.C. § 256b), the Public Health Service Act (42 U.S.C. § 256b), and the Federal Supply Schedule (38 U.S.C. § 8126); (b) any state laws analogous to any of the foregoing; and (c) any implementing rules, regulations, and guidance documents under any of the laws described in the preceding clauses (a) and (b); in each case (clauses (a) through (c)), to the extent applicable to the Product.
1.49“Independent Expert” has the meaning set forth in Section 14.4.
1.50“Information” means any and all tangible and intangible (a) techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, data (including biological, chemical, pharmacological, toxicological, safety, pharmacokinetic, clinical, CMC, analytical, quality control, mechanical, software, electronic and other data), results of research, preclinical and non-clinical studies (including in vitro, in vivo, and ex vivo studies), clinical trials and other testing, software and algorithms, and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material; that, in each case, are not in the public domain.
1.51“Invention” means any invention or discovery, whether or not patentable, that is made, conceived, generated or reduced to practice, in whole or in part, in the course and as a result of the conduct of the activities expressly contemplated by this Agreement.
1.52“Joint Inventions” has the meaning set forth in Section 10.1.2.
1.53“Joint Patents” has the meaning set forth in Section 10.1.2.
1.54“Lead Compound” means rezafungin acetate, the active pharmaceutical ingredient of rezafungin, with chemical formula: N5.1,6-anhydro[(4R,5R)-4-hydroxy-2-[34-(pentyloxy)[11,21:24,31-terphenyl]-14-carboxamido]-5-[2-(trimethylazaniumyl)ethyl]-L-ornithyl-L-threonyl-trans-4-hydroxy-L-prolyl-(4S)-4-hydroxy-4-(4-hydroxyphenyl)-L-threonyl-L-threonyl-(3S,4S)-3-hydroxy-4-methyl-L-proline] acetate, having the chemical structure set forth in Exhibit B attached hereto.
1.55“Lead Indication Trials” means the ReSTORE Trial and the ReSPECT Trial.
1.56“Lead Indications” means the Target Indication and the Additional Indication.
1.57“Licensed IP Rights” means, collectively, the Licensed Patent Rights and the Licensed Know-How.
1.58“Licensed Know-How” means all Information that is (a) Controlled by Cidara or any of its Controlled Affiliates as at the Effective Date or during the Term and (b) necessary or useful for the development, registration, manufacture, use or commercialization of the

Compound, including Cidara Inventions; but excluding: (i) Licensed Patent Rights; (ii) Mundipharma Expanded Product Independent Efficacy Data generated by or on behalf of Mundipharma or its Affiliates and other Cidara Ex-Territory Licensee Expanded Product Independent Efficacy Data generated by or on behalf of another Cidara Ex-Territory Licensee, except, in each case, as expressly provided in Sections 3.4.1(a), 3.4.1(b) and 3.4.1(c); and (iii) Joint Patents.
1.59“Licensed Patent Rights” means all Patent Rights Controlled by Cidara or any of its Controlled Affiliates as of the Effective Date or during the Term that claim inventions that are necessary or useful for (a) the Development, registration, use or Commercialization of Compound or Product in the Territory, or (b) the Manufacture of Compound or Product worldwide; but, in each case, excluding the Joint Patents. The Licensed Patent Rights as of the Effective Date are listed on Exhibit A.
1.60[***]
1.61(a)     [***]
1.62“MAA” means an application or submission for approval to market a pharmaceutical product filed with the governing Regulatory Authority in any jurisdiction other than the U.S., including any application for a variation or amendment to any such application or submission filed with the governing Regulatory Authority in any jurisdiction other than the U.S.
1.63“Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging (including Packaging), labeling, shipping and holding of the Product or any intermediate thereof prior to the delivery of the Product, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance, including release of the Product, and quality control.
1.64“Marketing Approval” means (a) in the Territory, approval of an NDA by the FDA, or (b) in any jurisdiction outside of the Territory, approval of an MAA by the governing Regulatory Authority in such jurisdiction.
1.65“Medical Affairs Activities” means the activities related to the dissemination of scientific information, intake and fulfilment of medical information requests, and field based medical science liaison activities with respect to the Product, including: (a) any associated activities of medical scientific liaisons and the provision of medical information services with respect thereto; (b) medical advisory board meetings; (c) conduct at scientific meetings; (d) publications, including publications related to Clinical Studies; (e) any health economics and outcomes research studies; (f) any “real-world” or registry studies; (g) any investigator initiated studies; and (h) non-clinical or microbiology studies that are not required by the FDA for maintaining Marketing Approval of the Product. For clarity, “Medical Affairs Activities” excludes GLP Study and Clinical Study as defined herein.
1.66“Melinta Expanded Product Independent Study” means a Melinta Independent Study of an Expanded Product.

1.67“Melinta Expanded Product Independent Efficacy Data” means clinical efficacy data generated by or on behalf of Melinta in a Melinta Expanded Product Independent Study.
1.68“Melinta Expanded Product Independent Study Buy-In Fee” has the meaning set forth in Section 5.1.6.
1.69“Melinta Expanded Product Independent Study Costs” has the meaning set forth in Section 5.1.6.
1.70“Melinta Grantback IP Rights” means Melinta Grantback Know-How and Melinta Grantback Patent Rights.
1.71“Melinta Grantback Know-How” means all Information and Data that: (a) is generated, developed or obtained by or on behalf of Melinta or any of its Controlled Affiliates or Sublicensees during the Term in the development, registration, manufacture, use or commercialization of Compound or Product; or (b) is otherwise Controlled by Melinta or any of its Controlled Affiliates during the Term and is necessary for, or is both useful for and actually used by Melinta or any of its Controlled Affiliates or Sublicensees in, the development, registration, manufacture, use or commercialization of Compound or Product; in each case, including Melinta Inventions; but, in each case, excluding: (i) Melinta Grantback Patent Rights; (ii) Melinta Expanded Product Independent Efficacy Data other than as expressly provided in Section 5.1.6; and (iii) Joint Inventions.
1.72“Melinta Grantback License” has the meaning set forth in Section 3.3.
1.73“Melinta Grantback Patent Rights” means (a) all Patent Rights claiming Melinta Inventions; and (b) all other Patent Rights Controlled by Melinta or any of its Controlled Affiliates that claim inventions that are necessary for, or both useful for and actually used by or on behalf of Melinta or any of its Controlled Affiliates or Sublicensees in, the development, registration, manufacture, use or commercialization of Compound or Product; but, in each case, excluding Joint Patents.
1.74“Melinta Independent Study” has the meaning set forth in Section 5.1.5.
1.75“Melinta Inventions” has the meaning set forth in Section 10.1.2.
1.76“Mundipharma” means Mundipharma Medical Company, a general exempted partnership established and existing under the laws of Bermuda, or its successor-in-interest under the Mundipharma Agreement.
1.77“Mundipharma Agreement” means that certain Collaboration and License Agreement by and between Mundipharma and Cidara, dated September 3, 2019, as amended.
1.78“Mundipharma Expanded Product Independent Study” has the meaning set forth in Section 3.4.1(a).
1.79“Mundipharma Expanded Product Independent Efficacy Data” has the meaning set forth in Section 3.4.1(b).

1.80“Mundipharma Licensed Patent Rights” means Licensed Patent Rights that are licensed to Cidara pursuant to the Mundipharma Agreement.
1.81“NDA” means: (a) a New Drug Application (as more fully defined in 21 CFR 314.5, et seq.) filed with the FDA, or any successor application thereto in the U.S.; or (b) with respect to a pharmaceutical product for which the FDA has approved a New Drug Application, an application to supplement or amend such New Drug Application to expand the approved label for such pharmaceutical product to include use of such pharmaceutical product for an additional indication.
1.82[***]
1.83[***]
1.84“Net Sales” means the gross sales price of the Product in the Territory invoiced by Melinta or its Affiliate or Sublicensees (in each case, a “Selling Party”), less, to the extent specifically attributable to Product and actually incurred, allowed, paid or accrued, or otherwise specifically allocated to Product, by the Selling Party (if not previously deducted in calculating the amount invoiced), all in compliance with GAAP, consistently applied by the Selling Party:
(a)credits, allowances, discounts and rebates to, and chargebacks from the account of, such customers for nonconforming, damaged, outdated and returned Product;
(b)cash, quantity and trade discounts, rebates and other price reductions for the Product given to such customers under price reduction programs;
(c)sales, use, value-added and other direct taxes levied on the sale of Product to such customers and, in each case, actually paid, and as adjusted for rebates and refunds;
(d)customs duties, tariffs, surcharges and other governmental charges levied on the sale, transportation or delivery of Product to customers in the Territory;
(e)[***]; and
(f)[***];
provided that, in each case (clauses (a) through (f)), (1) each such deduction is calculated in a manner consistent with the Selling Party’s customary practice for pharmaceutical products and in accordance with GAAP, consistently applied by the Selling Party, (2) each such deduction is directly allocable to Product, or apportioned on a good faith, fair and equitable basis to Product and other products of the Selling Party and its Affiliates such that Product does not bear a disproportionate portion of such deductions, and (3) no particular amount identified above shall be deducted more than once in calculating Net Sales (i.e., no “double counting” of deductions).
For clarification, sale or other disposition of Product by a Selling Party to another Selling Party for resale by such other Selling Party to a Third Party (other than a Selling Party) shall not be deemed a sale for purposes of this definition of “Net Sales,” provided that the subsequent resale is included in the computation of Net Sales. In the event of any sale or other disposition of Product for any consideration other than exclusively monetary consideration on bona fide arm’s-length terms (including any sale or other disposition of Product by a Selling Party to another Selling Party for end use by such other Selling Party), then for purposes of calculating Net Sales under this Agreement, such Product shall be deemed to have been sold exclusively for cash at the weighted (by sales volume) average sale price of such Product in bona fide arm’s-length transactions (when sold alone, and not with other products) in the Territory during the applicable accounting period. Transfers or dispositions of Product for charitable, research and development, clinical or humanitarian purposes, in all cases without consideration, shall be disregarded in determining Net Sales.
If a Product is sold as part of a Combination Product in a calendar quarter, Net Sales of such Product during such calendar quarter for the purpose of determining royalties and commercialization milestone payments due hereunder shall be calculated as follows:
(i)In the event that both (x) a Single-Agent Product is sold separately in finished form during such calendar quarter and (y) the Other Active(s) in such Combination Product are sold separately in finished form during such calendar quarter, then Net Sales of such Product shall be determined by multiplying the actual Net Sales of the Combination Product calculated pursuant to the preceding provisions of this Section 1.82 (“Actual Combination Product Net Sales”) during such calendar quarter by the fraction, A / (A+B) where A is the weighted average sale price of such Single-Agent Product when sold separately in finished form during such calendar quarter, and B is the weighted average sale price of the Other Active(s) in the Combination Product when sold separately in finished form during such calendar quarter.
(ii)In the event that a Single-Agent Product is sold separately in finished form during such calendar quarter, but the Other Active(s) in such Combination Product are not sold separately in finished form during such calendar quarter, then Net Sales of such Product shall be calculated by multiplying the Actual Combination Product Net Sales of the Combination Product during such calendar quarter by the fraction A / C where A is the weighted average sale price of such Single-Agent Product when sold separately in finished form during such calendar quarter and C is the weighted average sale price of the Combination Product during such calendar quarter.
(iii)In the event that no Single-Agent Product is sold separately in finished form during such calendar quarter, but the Other Active(s) in such Combination Product are sold separately in finished form during such calendar quarter, Net Sales of such Product shall be calculated by multiplying the Actual Combination Product Net Sales of the Combination Product by the fraction (C B) / C, where B is the weighted average sale price of the Other Active(s) in the Combination Product when sold separately in finished form during such calendar quarter, and C is the weighted average sale price of the Combination Product during such calendar quarter.
(iv)In the event that neither any Single-Agent Product is sold separately in finished form during such calendar quarter, nor the Other Active(s) in such Combination Product are sold separately in finished form during such calendar quarter, then the methodology for determining Net Sales of such Product shall be mutually agreed in writing by the parties in good faith based on the relative contributions of the Compound and the Other Active(s) in such Combination Product to the total value of the Combination Product.
1.85“Orange Book” means the Approved Drug Products With Therapeutic Equivalence Evaluations as published by the FDA.
1.86“Other Active” means any active pharmaceutical ingredient other than Compound.
1.87“Out-of-Pocket Expenses” means amounts paid by or on account of Melinta to the FDA and Third Party vendors, consultants, or contractors for services directly related to the Specified Melinta Activities. For clarity, “Out-of-Pocket Expenses” does not include payments for Melinta’s or its Affiliates’ employee salaries, benefits, utilities, travel expenses [***], general office supplies, insurance, information technology or capital expenditures.
1.88“Package” or “Packaging” means the labelling and secondary packaging of the Product, including inserts.
1.89“Patent Rights” means (a) all national, regional and international patents and patent applications filed in any country or jurisdiction, including without limitation provisional patent applications, (b) all patent applications filed either from such patents and patent applications or from a patent application claiming priority from either of these, including any continuation, continuation-in-part, division, provisional, converted provisional and continued prosecution applications, or any substitute applications, (c) any patent issued with respect to or in the future issued from any such patent applications including utility models, petty patents and design patents and certificates of invention, and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, reexaminations and extensions (including any supplementary protection certificates, patent term extensions and the like) of the foregoing patents or patent applications.
1.90“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.
1.91“Prior CDA” means that certain Mutual Confidentiality Agreement between the Parties dated February 14, 2022.
1.92“Product” means any product that contains or incorporates the Compound, including any line extensions or alternate dosage forms.
1.93“Product Filings” means all INDs, NDAs, MAAs, Marketing Approvals, Regulatory Approvals, and other filings with, and formal submissions to, Regulatory Authorities, in each case, with respect to the development, manufacture, and marketing and sale of Product in any country or other jurisdiction.
1.94“Qualified Cidara Out-License” means: (a) the Mundipharma Agreement; or (b) [***].

1.95“Receiving Party” has the meaning set forth in Section 9.1.
1.96“Redacted Mundipharma Agreement” has the meaning provided in Section 3.7
1.97“Regulatory Approval” means, with respect to a pharmaceutical product in a particular jurisdiction, all approvals or other permissions from the applicable Regulatory Authority in such jurisdiction necessary to develop, market and sell such product in such jurisdiction, including approvals of INDs and Marketing Approvals, and pricing and reimbursement approvals if required for marketing or sale of such product in such jurisdiction.
1.98“Regulatory Authority” means any Governmental Authority, including the FDA, that has authority over the development, manufacture or commercialization of pharmaceutical products in a given jurisdiction.
1.99“Regulatory Data” means all regulatory information, materials, data and results relating to the Product, including without limitation electronic common technical document (eCTD) dossier, stability data, in-vitro Product testing data and study data, data queries, data tables, reports and listings, case report forms, and trial master files generated during any pre-clinical or Clinical Study for Product. Regulatory Data shall be deemed to be a “trade secret” as referenced to or defined under Section 101(35A) of the United States Bankruptcy Code.
1.100“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product other than a Patent, including orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, or pediatric exclusivity.
1.101“ReSPECT Trial” means the Phase 3 clinical trial of the Current Product described in Cidara Clinical Protocol No. CD101.IV.3.08, entitled “A Phase 3, Multicenter, Randomized, Double-blind Study of the Efficacy and Safety of Rezafungin for Injection Versus the Standard Antimicrobial Regimen to Prevent Invasive Fungal Diseases in Adults Undergoing Allogeneic Blood and Marrow Transplantation,” as amended from time to time in accordance with this Agreement and the Mundipharma Agreement.
1.102“ReSTORE Trial” means the Phase 3 clinical trial of the Current Product in the Target Indication described in Cidara Clinical Protocol No. CD101.IV.3.05, entitled “A Phase 3, Multicenter, Randomized, Double-blind Study of the Efficacy and Safety of Rezafungin for Injection Versus Intravenous Caspofungin Followed by Optional Oral Fluconazole Step-down in the Treatment of Subjects with Candidemia and/or Invasive Candidiasis,” as amended from time to time in accordance with this Agreement and the Mundipharma Agreement.
1.103“Rights of Reference” means: (a) in the U.S., a “right of reference or use,” as such term is defined in 21 C.F.R. 314.3(b); or (b) in any other country or jurisdiction, the equivalent authority to rely upon, and otherwise use, an investigation for the purpose of filing, and conducting a clinical trial under, an IND, or obtaining Marketing Approval or other Regulatory Approval, including the ability to make available the underlying raw data from the investigation for audit by the applicable Regulatory Authority in such country or other jurisdiction, if necessary.
1.104“Royalty Term” means, on a Product-by-Product basis, the earlier of: (a) the end of the first calendar quarter in which one or more Generic Products for such Product account for

[***] or more of aggregate unit sales of such Product and such Generic Product(s) in the Territory, as determined by reference to applicable sales data obtained from IQVIA or from such other independent source for such sales data as is generally recognized as a reliable source for pharmaceutical sales data in the Territory among major pharmaceutical companies; and (b) the latest of: (i) the expiration of the last-to-expire Valid Claim of the Licensed Patent Rights listed in the Orange Book for such Product (or, in the case of any Valid Claim of a pending patent application within the Licensed Patent Rights, if issued would be listable in the Orange Book) and that, in the absence of the License would be infringed by the manufacture, use, sale, offer for sale or importation of such Product in the Territory (it being agreed that in determining whether a Valid Claim of a pending patent application would be “infringed” for the purpose of this clause, and for the purpose of Section 7.2.2, such claim shall be treated as if issued as then currently being prosecuted); (ii) expiration of all Regulatory Exclusivity for such Product in the Territory; and (iii) ten (10) years from the First Commercial Sale of such Product in the Territory.
1.105“Section 14.4 Matter” has the meaning set forth in Section 14.4.
1.106“Selling Party” has the meaning provided in Section 1.82.
1.107“Single-Agent Product” means a Product containing Compound as its sole active pharmaceutical ingredient.
1.108“Specified Melinta Activities” means: (a) preparing, obtaining, maintaining, and renewing Marketing Approval for the Current Product for the Target Indication in the Territory; (b) preparing, obtaining, maintaining, and renewing Marketing Approval for the Current Product for the Additional Indication in the Territory; (c) the conduct by or on behalf of Melinta of any post-marketing requirement or post-marketing commitment Clinical Study or other such study or analysis of the Current Product required to be conducted by the FDA as a condition of maintaining Marketing Approval for the Current Product in the Lead Indications in the Territory; [***] (e) payment of applicable FDA-imposed prescription drug program fees and prescription drug user fees specifically with respect to the Current Product for the Lead Indications; and (f) compliance by Melinta with the obligations imposed by U.S. Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and implementing rules and regulations thereunder on the holder of the Product Filings for the Current Product in a Lead Indication in the Territory, including but not limited to, the preparation and filing of annual reports with the FDA and other reports with respect to Current Product safety matters, including adverse events and quality complaints; in each case, to the extent conducted by or on behalf of Melinta after the Transfer Date, in a commercially reasonable manner consistent with pharmaceutical industry norms and in compliance with Applicable Laws and the terms of this Agreement. For clarity, the Specified Melinta Activities shall exclude, without limitation, (i) preparing and filing INDs and NDAs, and obtaining and maintaining Marketing Approvals, in the Territory for (A) the Current Product for any indication other than the Lead Indications, or (B) any Product other than the Current Product for any indication; (ii) [***]; (iii) the performance of Melinta’s safety and pharmacovigilance reporting obligations to Cidara under the PV Agreement; (iv) compliance by Melinta with Healthcare Laws (except as expressly set forth in clause (f) of the preceding sentence) applicable to Melinta’s, its Affiliates’ and Sublicensees’ activities with respect to the Product; and (v) any other activity not specifically set forth in clauses (a) through (f) of the first sentence of this Section 1.108.
1.109“Specified Melinta Expenses” means (a) the internal expenses (not to exceed $[***] per calendar year), and (b) reasonable and documented Out-of-Pocket Expenses, that, in each case (clauses (a) and (b)), are incurred by Melinta on or after the Transfer Date directly in the performance of the Specified Melinta Activities and are reasonably allocable to the Current Product in the Lead Indications; but excluding [***]. To the extent that any Specified Melinta Activity [***].
1.110“Sublicense” means a sublicense under the License, or grant of any other right, to market, promote and sell Product in the Field in the Territory.
1.111“Sublicensee” means any Third Party that has received a Sublicense, directly or indirectly through one or more tiers, from Melinta or any of its Affiliates.
1.112“Target Indication” means the treatment of candidemia and invasive candidiasis in patients 18 years of age or older.
1.113“Term” has the meaning set forth in Section 11.1.
1.114“Territory” means the U.S. and its territories and possessions.
1.115“Third Party” means any Person other than Cidara, Melinta and their respective Affiliates.
1.116“Transfer Date” means 90 days after the earliest of: (a) the date on which the FDA notifies Cidara of the approval of the NDA for the Current Product in the Additional Indication in the Territory; (b) after the FDA delivers an Additional Indication CRL: (i) if the JSC makes a unanimous Affirmative CRL Determination pursuant to Section 5.1.1(a) or the Independent Expert makes an Affirmative CRL Determination pursuant to Section 14.4, then the date that Cidara has completed each of the Additional Indication CRL Activities, and (ii) if the JSC makes a unanimous Negative CRL Determination pursuant to Section 5.1.1(a) or the Independent Expert makes a Negative CRL Determination pursuant to Section 14.4, then the date of such determination; (c) the date on which, following the availability of complete topline efficacy data from the ReSPECT Trial, Cidara and Melinta jointly determine in good faith, based on the analysis of such topline efficacy data, that such data are insufficient to support the filing of an NDA for the Current Product in the Additional Indication in the Territory; (d) the date on which Cidara and Melinta jointly determine that [***] or (ii) it is not commercially reasonable for Cidara to continue the conduct of the ReSPECT Trial; and (e) if the ReSPECT Trial has not been completed by June 30, 2028, the date on which Cidara notifies Melinta in writing that Cidara is terminating the ReSPECT Trial; provided that in each case of clauses (a) through (e), following such date, (A) Cidara shall be responsible for any wind-down, close-out, reporting and other such obligations for the ReSPECT Trial required by Applicable Law, at Cidara’s sole expense, and (B) Cidara shall not be relieved of any other obligations under this Agreement.
1.117“U.S.” means the United States of America.
1.118“Valid Claim” means (a) a claim of an issued and unexpired patent included within the Licensed Patent Rights in the Territory, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, or (b) a claim of a pending patent application that, if issued would be listable in the Orange Book, and has not been abandoned, finally rejected or expired without the possibility of appeal or re-filing and such patent application has not been pending for more than [***] from the filing date of the earliest patent application from which such claim derives priority.
2.REPRESENTATIONS AND WARRANTIES
2.1Mutual Representations, Warranties and Covenants. Each party hereby represents and warrants to the other party as of the Effective Date as follows:
2.1.1Such party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state in which it is incorporated or formed.
2.1.2Such party (a) has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder, (b) is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and (c) has the full right, power and authority to grant all of the licenses and rights granted to the other party under this Agreement. This Agreement is legally binding upon such party and enforceable against such party in accordance with its terms.
2.1.3All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such party for the valid execution, delivery or performance of this Agreement by such party have been obtained, excluding Regulatory Approvals necessary for Commercialization or commercial Manufacture of the Compound or any Product.
2.1.4The execution and delivery of this Agreement by such party and the performance of such party’s obligations hereunder: (a) do not conflict with or violate any requirement of Applicable Law; and (b) subject to the other party’s compliance with the terms and conditions of this Agreement, including, in the case of Melinta, Section 3.7 hereof, do not conflict with, or constitute a default under, any contractual obligation of such party.
2.1.5Neither such party nor any of its Controlled Affiliates involved in the performance of this Agreement has been excluded from participation in any government healthcare program, debarred or disqualified from or under any other federal program, convicted of any offense defined in 42 U.S.C. § 1320a-7, or otherwise deemed ineligible for participation in any healthcare program, nor is such party aware of any pending or threatened actions against such party or any of its Controlled Affiliates that would give rise to any such exclusion, ineligibility, debarment, disqualification or conviction.
In addition, each party hereby agrees (x) to reasonably cooperate with the other party with respect to any investigation or audit by a Regulatory Authority or other Governmental Authority or meeting their respective compliance obligations arising under any Applicable Law, including without limitation Healthcare Laws, or otherwise relating to the performance of this Agreement, and (y) to comply in all material respects with all Applicable Law, including without limitation Healthcare Laws, pertaining to the performance of such party’s obligations or the exercise of such party’s rights under this Agreement.

2.2Cidara Representations and Warranties. Cidara hereby represents and warrants to Melinta as of the Effective Date as follows:
2.2.1Cidara (a) is the sole owner, or in the case of rights obtained under the Mundipharma Agreement is the exclusive licensee (except with respect to the Non-Exclusively Licensed Mundipharma Patent Claims (as defined in the Redacted Mundipharma Agreement), of which Cidara is a nonexclusive licensee), of the Licensed IP Rights, and except as expressly set forth in the Redacted Mundipharma Agreement (as defined below), has not granted to any Third Party any license or other interest in the Licensed IP Rights in the Territory, (b) is not aware of any pending or issued patent of any Third Party that would be infringed by the manufacture, use, sale, offer for sale or importation of any Compound or Product in the Territory, and (c) is not aware of any threatened or material infringement or misappropriation by a Third Party of the Licensed IP Rights in the Territory.
2.2.2As of the Effective Date, there are no Cidara In-Licenses other than the Mundipharma Agreement. Cidara has provided Melinta with complete (other than the redactions in the Redacted Mundipharma Agreement) and correct copies of the Mundipharma Agreement as in effect on the Effective Date. The Mundipharma Agreement is in full force and effect in accordance with its terms. Cidara has not assigned the Mundipharma Agreement to any of its Affiliates or any Third Party.
2.2.3In Developing the Product, Cidara has [***].
2.2.4Cidara has only two Affiliates, both of which are Controlled Affiliates of Cidara: (i) Cidara Therapeutics UK Limited; and (ii) Cidara Therapeutics (Ireland) Limited.
2.2.5The Lead Compound as identified on Exhibit B is the drug substance that Cidara is using, and will use, in the Lead Indication Trials.
In addition, Cidara hereby covenants to Melinta that: (x) [***]; (y) [***], and (z) [***]. During the Term, neither Cidara nor any of its Controlled Affiliates shall delegate or contract the performance of any activity under this Agreement that Cidara is responsible for performing to any Affiliate of Cidara that is not a Cidara-Controlled Affiliate, unless, in each case: (i) none of Melinta’s rights hereunder are diminished or otherwise adversely affected as a result of such delegation or contracting; (ii) each such Affiliate has made a present assignment in writing to Cidara or its Controlled Affiliate of all right, title and interest in and to any and all Inventions and Data generated or made by such Affiliate in the course of performing the delegated or contracted activities, as necessary for Cidara to grant to Melinta the full scope of licenses and rights to such Inventions (including Patent Rights claiming such Inventions) and Data expressly contemplated by this Agreement; and (iii) each such Affiliate undertakes in writing obligations of confidentiality and nonuse regarding Confidential Information which are at least as stringent as those undertaken by the parties pursuant to Article 9. In addition, during the Term, Cidara shall not transfer or assign, and shall not permit any of its Controlled Affiliates to transfer or assign, any Licensed IP Rights or Cidara’s interest in any Joint Patents or Joint Inventions to any Affiliate of Cidara that is not a Controlled Affiliate (except in conjunction with a permitted assignment by Cidara of this Agreement and all of Cidara’s rights and obligations hereunder in accordance with Section 15.3). Cidara further acknowledges and agrees that any permitted Affiliate transferee of any Licensed IP Rights or Cidara’s interest in any Joint Patents or Joint Inventions will take such Licensed IP Rights or Cidara’s interest in such Joint Patents or Joint Inventions or the applicable rights thereunder subject to the terms of this Agreement, including the License, and Cidara shall obtain such permitted Affiliate transferee’s written acknowledgment of, and agreement to, the foregoing.
2.3Mutual Covenants. In addition to any covenants made by it elsewhere in this Agreement, each party hereby covenants to the other party that:
2.3.1in the event that such party becomes aware that (i) it or any of its Affiliates has been debarred, suspended or is the subject of a conviction described in 21 U.S.C. §335(a) or §335(b) or any foreign equivalent thereof or has been excluded from participation in any government healthcare program, debarred or disqualified from or under any other federal program, convicted of any offense defined in 42 U.S.C. § 1320a-7, or otherwise deemed ineligible for participation in any healthcare program, or (ii) if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to its actual knowledge, is threatened, relating to any such debarment, suspension, exclusion, disqualification, ineligibility or conviction, such party will immediately notify the other party in writing, and, to the extent such notice is referring to a such a debarment, suspension or conviction pursuant to clause (i), the other party may terminate this Agreement immediately upon written notice to the other party; provided, however, that if any of a party’s Affiliates, but not such party itself, is debarred, suspended or is the subject of a conviction described in 21 U.S.C. §335(a) or §335(b) or any foreign equivalent thereof or is excluded from participation in any government healthcare program, debarred or disqualified from or under any other federal program, convicted of any offense defined in 42 U.S.C. § 1320a-7, or otherwise deemed ineligible for participation in any healthcare program, then such party may avoid termination of this Agreement by the other party by immediately terminating all rights, licenses and sublicenses (including any Sublicense) granted by such party to that Affiliate and notifying the other party thereof in writing;
2.3.2in the event that such party becomes aware that any Person that is performing activities hereunder on its behalf has been debarred, suspended or is the subject of a conviction described in 21 U.S.C. §335(a) or §335(b) or any foreign equivalent thereof or has been excluded from participation in any government healthcare program, debarred or disqualified from or under any other federal program, convicted of any offense defined in 42 U.S.C. § 1320a-7, or otherwise deemed ineligible for participation in any healthcare program, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to its actual knowledge, is threatened, relating to any such debarment, suspension, exclusion, disqualification, ineligibility or conviction, such party will immediately notify the other party in writing and such party will cease, or cause its Affiliate to cease (as applicable), employing, contracting with, or retaining any such Person to perform any services relating to Product;
2.3.3such party shall (i) maintain appropriate policies, practices and procedures to ensure its compliance with applicable Healthcare Laws, and (ii) track and report to applicable Regulatory Authorities information relating to pricing and/or transfers of value to healthcare providers, teaching hospitals and other Third Parties with respect to its activities and/or operations regarding each Product Commercialized by or on behalf of such party;

2.3.4any payments made by or on behalf of such party or any of its Affiliates to health care practitioners (HCPs) under or in connection with this Agreement will be on arm’s-length terms consistent with fair market value;
2.3.5neither such party nor any of its Affiliates will, in connection with the exercise of such party’s rights or performance of its obligations under this Agreement, directly or indirectly through Affiliates or Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a public official or entity or other Person for purpose of obtaining or retaining business for or with, or directing business to, any Person, including such party and its Affiliates, nor will such party or any of its Affiliates directly or indirectly promise, offer or provide any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality or other illegal or unethical benefit to a public official or entity or any other Person in connection with the exercise of such party’s rights or performance of such party’s obligations under this Agreement;
2.3.6neither such party nor any of its Affiliates (or any of their respective employees and contractors), in connection with the exercise of such party’s rights or performance of such party’s obligations under this Agreement, shall cause the other party to be in violation of Anti-Corruption Laws; and
2.3.7such party shall immediately notify the other party if such party has any information that there is or is likely to be a violation of Anti-Corruption Laws in connection with the exercise of such party’s rights or performance of such party’s obligations under this Agreement.
2.4Disclaimer of Warranties. Except as expressly set forth in this Agreement, THE INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY HEREUNDER ARE PROVIDED “AS IS.” Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT, DESPITE THE EFFORTS AND OBLIGATIONS REQUIRED BY THIS AGREEMENT, THE PARTIES MAY BE UNABLE TO MEET EXPECTED OR INTENDED TIMELINES FOR THE DEVELOPMENT OR COMMERCIALIZATION OR SALES OBJECTIVES OF COMPOUNDS OR PRODUCTS.
2.5Limitation of Liability. Except in the case of breach of Article 9, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSSES OR DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided, however, that this Section 2.5 shall not be construed to limit either party’s indemnification obligations under Article 12.
3.LICENSE GRANTS
3.1License Grants to Melinta. Subject to the terms and conditions of this Agreement, Cidara hereby grants to Melinta:

3.1.1an exclusive (even as to Cidara and its Affiliates, except as set forth in Section 3.2), royalty-bearing license (including the right sublicense through multiple tiers, subject to Section 3.5.1), under the Licensed IP Rights, and Cidara’s interest in the Joint Patents, in each case, solely to Develop, register, use, sell, have sold, offer for sale, Commercialize and import Product in the Field in the Territory (the “Exclusive License”); provided, however, that for purposes of the Exclusive License, the Licensed IP Rights exclude all Licensed Patent Rights existing outside of the Territory; and provided, further, that, to the extent that any Licensed IP Rights are non-exclusively licensed to Cidara by a Third Party (“Non-Exclusively Licensed Third Party IP”), the Exclusive License granted by Cidara to Melinta under such Non-Exclusively Licensed Third Party IP shall be exclusive solely as between Cidara and Melinta, but shall otherwise be non-exclusive; and
3.1.2a [***], royalty-bearing license (but solely during the Term and pursuant to and in accordance with Section 3.6), with the right to sublicense, including the right to subcontract to a CMO, under the Licensed IP Rights, and Cidara’s interest in the Joint Patents, in each case, solely to make and have made Compound and Product anywhere in the world but solely to Develop, register, use, sell, have sold, offer for sale, Commercialize and import Product in the Field in the Territory (the “Manufacturing License” and, collectively with the Exclusive License, the “License”). For clarity, notwithstanding the licenses granted in this Section 3.1, Cidara retains the right under the Licensed IP Rights to perform Cidara’s obligations under this Agreement and the Mundipharma Agreement and any other Cidara Out-Licenses [***].
3.1.3With respect to any Cidara Out-License that Cidara enters into after the Effective Date, Cidara shall use commercially reasonable efforts to ensure that such Cidara Out-License (a) [***], and (b) [***].
3.2Cidara Retained Rights. Notwithstanding the exclusivity of the Exclusive License, Cidara retains the non-exclusive right to practice the Licensed IP Rights and Joint Patents in the Territory solely for the purpose of performing: (a) Cidara’s obligations with respect to Product in the Territory under this Agreement, including Development Plan activities in the Territory, the filing and maintenance of Product Filings in the Territory for such purpose, and the use of Product in the Territory for the foregoing purposes in the Territory; and (b) Cidara’s obligations with respect to Product in the Territory under the Redacted Mundipharma Agreement, including Cidara’s responsibilities under the Global Development Plan in the Territory, the filing and maintenance of Product Filings in the Territory for such purpose, and the use of Product in the Territory for the foregoing purposes. For clarity, Cidara retains the right to grant licenses under the Licensed IP Rights and Cidara’s interest in Joint Patents outside the Territory to its Third Party licensees that have the right to market, promote and sell Product outside the Territory, and to practice and grant licenses under the Licensed IP Rights and Cidara’s interest in Joint Patents to make and have made Product anywhere in the world, solely to Develop, register, use, sell, have sold, offer for sale, Commercialize and import Product in the Field outside the Territory, subject to the terms and conditions of this Agreement.
3.3Melinta Grantback License to Cidara. Subject to the terms and conditions of this Agreement, Melinta hereby grants to Cidara: (a) an exclusive (even as to Melinta), royalty free, fully-paid, irrevocable, perpetual license, with the right to sublicense through multiple tiers of sublicense but only under a Qualified Cidara Out-License (provided that contracting with a Third Party service provider for services on a fee-for-service basis shall not be considered a sublicense), under the Melinta Grantback IP Rights and Melinta’s interest in Joint Patents, solely to Develop, register, use, sell, have sold, offer for sale, Commercialize and import Compound and Product outside of the Territory; and (b) a non-exclusive, worldwide, royalty free, fully-paid, irrevocable, perpetual license, with the right to sublicense through multiple tiers of sublicense, under the Melinta Grantback IP Rights and Melinta’s interest in Joint Patents, to make and have made Compound and Product anywhere in the world solely to Develop, register, use, sell, have sold, offer for sale, Commercialize and import Product outside the Territory (the “Melinta Grantback License”). The Melinta Grantback License shall survive any termination or expiration of this Agreement subject to Section 11.5.
3.4Initial Delivery of Cidara Know-How; Ongoing Know-How Exchange.
3.4.1Within 30 days after the Effective Date, Cidara shall, at no additional charge to Melinta, deliver to Melinta or its designated Affiliate such existing and available (in recorded form) Licensed Know-How in the possession of Cidara and/or its Controlled Affiliates as is necessary or useful for or as otherwise reasonably requested by Melinta and its Affiliates to (A) exercise the License in accordance with this Agreement; and (B) otherwise exercise Melinta’s rights and perform Melinta’s obligations under this Agreement. Thereafter, on an ongoing basis during the Term, Cidara shall also disclose to Melinta or its designated Affiliate such additional Licensed Know-How arising after the Effective Date as is necessary or useful for or as otherwise reasonably requested by Melinta and its Affiliates to (1) exercise the License in accordance with this Agreement and (2) otherwise exercise Melinta’s rights and perform Melinta’s obligations under this Agreement. Without limiting the generality of the foregoing, Cidara shall provide to Melinta true and complete copies of all written, graphic or electronic embodiments of Data generated by or on behalf of Cidara or any of its Affiliates or Cidara Ex-Territory Licensees, including, without limitation, all draft and final protocols and all final reports of any GLP Study or human clinical trial of Compound or Product in the Field conducted by or on behalf of Cidara and/or its Affiliates or licensees (but subject to the following subclauses (a) – (c)), and all non-clinical, microbiology, pharmacology, toxicology, pharmacokinetic and other data with respect to Compound or Product, and Melinta shall have the right to use such disclosed Data solely within the scope of the License and as otherwise expressly permitted by this Agreement. Notwithstanding the foregoing:
(a)Melinta acknowledges that, subject to the terms and conditions of the Mundipharma Agreement, (i) [***], and (ii) [***]. In the event that Cidara [***];
(b)Melinta further acknowledges that if [***]; and
(c)Melinta hereby acknowledges and agrees that: (i) [***]; (ii) [***]; and (iii) [***].
3.4.2On an ongoing basis during the Term, Melinta shall disclose to Cidara such Melinta Grantback Know-How as is necessary for Cidara to (i) exercise the Melinta Grantback License in accordance with this Agreement or (ii) otherwise exercise Cidara’s rights and perform Cidara’s obligations under this Agreement, but subject in all cases to Section 5.1.5 and Section 5.1.6. Without limiting the generality of the foregoing, Melinta shall provide to Cidara true and complete copies of all written, graphic or electronic embodiments of Data generated by or on behalf of Melinta or any of its Affiliates or Sublicensees, including, without limitation, all draft and final protocols and final reports of any GLP Study or Clinical Study of Compound or Product conducted by or on behalf of Melinta and/or its Affiliates, and all non-clinical, microbiology, pharmacology, toxicology, pharmacokinetic and other data with respect to Compound or Product, and Cidara shall have the right to use and sublicense such disclosed

Data solely within the scope of the Melinta Grantback License and as otherwise expressly permitted by this Agreement, including Sections 5.1.5 and 5.1.6 hereof.
3.5Limitations.
3.5.1Melinta shall have the right to grant sublicenses under the Exclusive License through multiple tiers to: (a) an Affiliate of Melinta; or (b) a Third Party. Any Sublicense granted to any Affiliate of Melinta or to any Third Party shall be in writing and shall be subject to, and consistent with, the terms and conditions of this Agreement. Melinta shall be fully responsible for the compliance of its Affiliates and Sublicensees with the terms and conditions of this Agreement and shall remain solely liable for the performance of its obligations hereunder, notwithstanding the grant of any Sublicense. Melinta shall promptly notify Cidara in writing of the execution of any Sublicense agreement and shall provide Cidara with a copy of such Sublicense agreement, and any amendment thereto, no later than 30 days following execution thereof; provided, that Melinta may redact any confidential or financial information contained therein that is unnecessary for Cidara to ascertain compliance with this Agreement.
3.5.2Until the fifth (5th) anniversary of First Commercial Sale of the first Product in the Territory, neither Cidara nor Melinta shall, nor shall Cidara or Melinta cause or permit any of its Controlled Affiliates to, either directly or indirectly, itself or in collaboration with any Third Party, Develop, Manufacture for Development or Commercialization, or Commercialize any directly competitive therapeutic agent to Product in the Territory without the other party’s prior written consent. For avoidance of doubt, a “directly competitive therapeutic agent” shall mean another product in the echinocandin class of drugs. Notwithstanding the foregoing, in the event of a Change of Control of a party, the first sentence of this Section 3.5.2 shall not apply to any directly competitive therapeutic agent to Product that is: (a) [***]; (b) [***]; or (c) [***]; provided, however, that, in each case (clauses (a), (b) and (c)), [***]. Notwithstanding the foregoing, this Section 3.5.2 shall not be construed to [***].
3.5.3Melinta hereby acknowledges and agrees that neither Melinta nor its Affiliates or Sublicensee shall have any right to practice any Licensed IP Rights for any purpose other than as expressly authorized in this Agreement, and hereby covenants on behalf of itself and its Affiliates not to practice, and not to permit or cause any Sublicensee or Third Party contractor to, practice [***], in each case (clauses (i) and (ii)), for any purpose other than as expressly authorized in this Agreement. Melinta further covenants on behalf of itself and its Affiliates:
(a)not to Develop, register, use, sell, have sold or offer for sale or seek Regulatory Approval for Compound or Product outside of the Territory;
(b)without limiting the generality of Section 3.5.3(a), not to, and not to permit or cause any Affiliate to, (i) seek prospective purchasers for the Product outside of the Territory, (ii) engage in any advertising or educational activities relating to the Product expressly directed to prospective purchasers outside the Territory, (iii) solicit or accept orders for any Product from any prospective purchaser for sale outside the Territory, or (iv) sell or provide Compound or Product to any Sublicensee or other Third Party if Melinta or any of its Affiliates knows that Compound or Product sold or provided to such Sublicensee or other Third Party would be sold or transferred, directly or indirectly, for use outside of the Territory;

(c)not to conduct or have conducted any GLP Study or Clinical Study of Compound or Product, except in accordance with a protocol approved by the Global JSC in accordance with Article 3 of the Mundipharma Agreement; [***];
(d)except as otherwise mutually agreed by Melinta and Cidara (or Mundipharma or another Cidara Ex-Territory Licensee, as applicable) in writing as expressly provided in Sections 3.4.1(b) and 3.4.1(c), [***]; and
(e)not to grant, or purport to grant, any Affiliate of Melinta or any Third Party any license or other right to do any of the foregoing.
3.5.4Cidara hereby acknowledges and agrees that neither Cidara nor its Affiliates or sublicensee shall have any right to practice any Melinta Grantback IP Rights for any purpose other than as expressly authorized in this Agreement, and hereby covenants on behalf of itself and its Affiliates not to practice, and not to permit or cause any licensee or Third Party contractor to, practice [***], in each case (clauses (i) and (ii)), for any purpose other than as expressly authorized in this Agreement. Cidara further covenants on behalf of itself and its Affiliates and licensees:
(a)except as expressly permitted by this Agreement or otherwise necessary for the performance of Cidara’s obligations hereunder or under the Mundipharma Agreement, not to Develop, register, use or seek Regulatory Approval for Compound or Product in the Territory;
(b)not to sell, have sold or offer for sale Compound or Product in the Territory;
(c)without limiting the generality of Section 3.5.4(b), not to, and not to permit or cause any Affiliate to, (i) seek prospective purchasers for the Product in the Territory, (ii) engage in any advertising or educational activities relating to the Product directed to prospective purchasers in the Territory, (iii) solicit or accept orders for any Product from any prospective purchaser (other than a Selling Party as necessary to comply with Cidara’s obligations under Section 3.6 or the Supply Agreement) for sale in the Territory, or (iv) sell or provide Compound or Product to any licensee or sublicensee of Cidara or other Third Party if Cidara or any of its Affiliates knows that Compound or Product sold or provided to such licensee, sublicensee or other Third Party would be sold or transferred, directly or indirectly, for use in the Territory;
(d)not to conduct or have conducted any GLP Study or human clinical trial of Compound or Product, except pursuant to the Development Plan or the Global Development Plan or in accordance with a protocol approved by the Global JSC in accordance with Article 3 of the Mundipharma Agreement;
(e)except as expressly provided in Sections 5.1.5 and 5.1.6, [***]; and
(f)not to grant, or purport to grant, any Affiliate of Cidara or any Third Party any license or other right to do any of the foregoing.

Cidara shall use commercially reasonable efforts to assist Melinta as Melinta reasonably requests with respect to taking any necessary actions at the Global JSC for the exercise of Melinta’s rights under this Agreement, including seeking approval of a protocol for a GLP Study or Clinical Study of Compound or Product pursuant to Article 3 of the Mundipharma Agreement [***].
3.5.5The parties acknowledge and agree that the restrictions set forth in this Section 3.5 and in Section 3.7 are considered by the parties to be reasonable for the purposes of protecting the goodwill and value of the Product. Each party acknowledges that the other party may be irreparably harmed and that monetary damages may not provide an adequate remedy to the other party in the event that such party materially breaches any of the covenants contained in this Section 3.5, and Melinta acknowledges that Cidara may be irreparably harmed and that monetary damages may not provide an adequate remedy to Cidara in the event that Melinta materially breaches any of its obligations under Section 3.7. Accordingly, any breach by a party (or its Affiliates or Sublicensees or licensees/sublicensees, as applicable) of any provision of this Section 3.5 shall entitle the other party, and any breach by Melinta (or its Affiliates or Sublicensees) of any provision of Section 3.7 shall entitle Cidara, to seek injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies (including damages) which may be available to such party at law or in equity or under any other provision of this Agreement.
3.6Manufacturing, Supply, and Quality.
3.6.1Within 60 days after the Effective Date, the parties shall reasonably negotiate and agree upon, and enter into, a supply agreement for the supply of the Product for Development and Commercialization in the Territory by Cidara to Melinta for a period ending no later than the December 31, 2026 (the “Supply Agreement”) generally consistent with the terms set forth on Exhibit D hereto and below in this Section 3.6 and other customary and commercially reasonable terms to be negotiated in good faith by the parties; provided, however, that the terms of the Supply Agreement (other than the supply price for Product) shall be consistent with, and designed to permit Cidara to comply with its obligations under, Cidara’s agreements with its CMOs for the Product (“Cidara CMOs”) and with the Mundipharma Agreement. In addition, the Supply Agreement shall [***], and Cidara shall [***], provided that [***]. Subject to the foregoing, the Supply Agreement shall provide for Melinta to forecast and purchase, and Cidara to supply, quantities of Product required by Melinta for Development and Commercialization in the Territory. The supply price for Product supplied by or on behalf of Cidara pursuant to the Supply Agreement shall be: (i) in the case of Product supplied for use in Clinical Studies and other Development and registration activities, equal to Cidara’s Cost of Goods; and (ii) in the case of Product supplied for commercial distribution, equal to 110% of Cidara’s Cost of Goods. Cidara shall be responsible for the quality release of the Product under the terms of the Supply Agreement. For clarity, the supply of Product to Melinta for the Development of the Product in the Territory does not limit the obligation of Cidara in Section 5.1 to perform Cidara’s obligations under, and in accordance with, the Development Plan.
3.6.2Subject to Section 3.7, the Supply Agreement shall also permit Melinta to request, at Melinta’s option, either: (a) Cidara to conduct, or cause the applicable Cidara CMO to conduct, a full technology transfer of the manufacturing process for Product to Melinta or its designee (a “Manufacturing Technology Transfer”) at Melinta’s sole cost, [***]; and (b) to directly contract with the applicable Cidara CMO for the supply of Product, [***] on or before December 31, 2026, subject to the terms of the CMO supply agreements. Melinta shall be solely responsible for the Manufacture of the Product for Development and Commercialization in the Territory upon the earlier of (i) completion of the technology transfer set forth in the foregoing clause (a), and (ii) the execution of a supply agreement between Melinta and Cidara’s CMO, and for clarity no later than December 31, 2026.
3.6.3Within 60 days after the Effective Date of the Supply Agreement, the parties agree to negotiate in good faith and enter into a quality agreement (the “Quality Agreement”) for the Product.
3.7Compliance with Mundipharma Agreement. Melinta hereby acknowledges its receipt by email dated July 8, 2022, from Cidara to Melinta of a redacted copy of the Mundipharma Agreement, including all amendments thereto existing as of the Effective Date (collectively, the “Redacted Mundipharma Agreement”). Melinta hereby:
3.7.1acknowledges that the license and rights granted to it under this Agreement are subject to the licenses and rights granted by Cidara to Mundipharma, and the obligations of Cidara, under the Redacted Mundipharma Agreement;
3.7.2acknowledges and agrees that the exercise by or on behalf of Melinta, any of its Affiliates or any Sublicensee of the license and rights granted to Melinta hereunder, and the performance by or on behalf of Cidara of its obligations hereunder, are subject to restrictions under the Redacted Mundipharma Agreement, including:
(a)those provisions of the Mundipharma Agreement prohibiting the conduct by or on behalf of Cidara of certain activities with respect to Compound and Product without the prior approval of the Global JSC in accordance with Articles 3 and 4 of the Redacted Mundipharma Agreement; and
(b)Cidara’s negative covenants under Sections 2.7(d) and 2.7(e) of the Redacted Mundipharma Agreement;
3.7.3acknowledges that Cidara’s ability to comply with its obligations under (a) [***], (b) [***], (c) [***], and (d) [***]; and
3.7.4covenants, on behalf of itself and its Affiliates, not to take any action, or omit to take any action, and not to permit or cause any Sublicensee or Third Party contractor to take any action, or omit to take any action, in connection with this Agreement that a reasonable Person in the pharmaceutical industry experienced in the negotiation, interpretation and performance of license agreements with respect to pharmaceutical products or product candidates, having read, and been advised by legal counsel regarding, the Redacted Mundipharma Agreement, would reasonably be expected to understand would cause Cidara to be in material breach of the Mundipharma Agreement or to be unable to materially comply with its obligations under the Mundipharma Agreement.
3.8Bankruptcy. For purposes of Section 365(n) of Title 11 of the United States Code (the “Bankruptcy Code”) and any similar laws in any other country, all rights and licenses granted under or pursuant to any Section of this Agreement are rights to “intellectual property” (as defined in Section 101(35A) of the Bankruptcy Code). The parties agree that Melinta, as licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights, and elections under the Bankruptcy Code, including, but not limited to, its rights under Section 365(n) of the Bankruptcy Code to, in the event of the commencement of a bankruptcy proceeding by or against Cidara under the Bankruptcy Code and upon rejection of this Agreement by Cidara, elect to treat the Agreement as terminated or to retain its rights under this Agreement and under any agreement supplementary to this Agreement, to such intellectual property (including any embodiment of such intellectual property to the extent protected by applicable non-bankruptcy law). Each party hereby acknowledges that any and all: (a) [***]; (b) [***]; (c) [***]; (d) pre-clinical research data and results; (e) Licensed Know-How; and (f) [***], in each case ((a) through (f)), that relate to such intellectual property, constitute “embodiments” of such intellectual property pursuant to Section 365(n) of the Bankruptcy Code, and that Melinta will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it upon its written request therefor and election under Section 365(n)(1)(B) of the Bankruptcy Code to retain the license and the rights granted by Cidara to Melinta hereunder in the event of Cidara’s rejection of this Agreement. The provisions of this Section 3.8 are without prejudice to any rights Melinta may have arising under the Bankruptcy Code, laws of other jurisdictions governing insolvency and bankruptcy, or other Applicable Law. The parties agree that they intend the following rights to extend to the maximum extent permitted by Applicable Law, including for purposes of the Bankruptcy Code and any similar laws in any other jurisdiction the right to retain, receive, or access, as applicable any intellectual property (including all embodiments thereof) of Cidara.
4.GOVERNANCE
4.1Joint Steering Committee; Responsibility. Within 60 days after the Effective Date, the parties shall establish a Joint Steering Committee (the “JSC”) composed of an equal number of representatives (having the appropriate expertise and authority) of each of Cidara and Melinta. The JSC shall meet at least four (4) times per year or at such greater frequency, in person or by means of teleconference or video conference, as mutually agreed by the parties. Each party shall bear its own expenses of participating in meetings of the JSC. The JSC’s overall responsibility shall be to encourage and facilitate the exchange of information between the parties contemplated by this Agreement, and to facilitate, coordinate and oversee the performance of the Development Plan and the Transfer Plan. The specific responsibilities of the JSC shall be:
4.1.1to review, discuss and approve amendments to the Development Plan (including the Development Budget);
4.1.2to review and discuss the protocol (and material amendments or updates thereof) for the Clinical Studies in the Development Plan;
4.1.3to review and to discuss the approach to be taken with respect to the Global JSC to obtain approval of the protocol (and amendments or updates thereof) for each GLP Study of Compound and each Clinical Study of Product proposed to be conducted by or on behalf of Melinta or any of its Affiliates or Sublicensees, including all Melinta Independent Studies (as defined below);
4.1.4to discuss and approve the Transfer Plan pursuant to Section 5.2;
4.1.5to review, discuss and approve each Annual Melinta Expense Budget and any amendment thereto;

4.1.6in accordance with Section 5.1.1(a), to review and discuss the [***] and make a unanimous [***], a unanimous [***], or a determination that no unanimous decision may be reached;
4.1.7in accordance with Section 5.1.1(b), to review and discuss any proposed [***] and make a unanimous [***], a unanimous [***], or a determination that no unanimous decision may be reached;
4.1.8to facilitate, coordinate and oversee the activities performed by the parties pursuant to the Development Plan and the Transfer Plan;
4.1.9to facilitate the exchange of Licensed Know-How and Melinta Grantback Know-How subject to and in accordance with Section 3.4;
4.1.10to serve as the principal means by which (a) Melinta keeps Cidara reasonably informed regarding Melinta’s Development, Manufacture and Commercialization of Compound and Product in the Field in the Territory, and (b) Cidara keeps Melinta reasonably informed regarding (i) Cidara’s Development of Compound and Product in the Territory pursuant to the Development Plan and Manufacture of Compound and Product pursuant to the Supply Agreement, (ii) Cidara’s and its licensees’ Development of Compound and Product in and outside of the Territory pursuant to the Global Development Plan, and (iii) Cidara’s and its licensees’ Commercialization of Compound and Product in the Field outside of the Territory; in each case (clauses (a) and (b)), including sharing of information and Data pursuant to Sections 3.4, 5.1.3, 5.1.5, 5.3.4, 5.3.5, and 5.3.6; and
4.1.11to carry out such other obligations as are expressly delegated to it under this Agreement.
Notwithstanding the establishment and existence of the JSC, each party shall retain the rights, powers and discretion granted to it hereunder, and the JSC shall not be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein. The JSC shall be disbanded at such time as is mutually agreed to in writing by the parties.
4.2Decision-Making; Dispute Resolution. Decisions within the scope of the JSC’s authority shall be made by unanimous vote, with each party’s representatives on the JSC collectively having one vote. The presence of at least one of each party’s JSC representatives constitutes a quorum for the conduct of business at any JSC meeting, and no vote of the JSC may be taken without a quorum present. If the JSC is unable to decide or resolve unanimously any matter within the scope of its authority set forth in Section 4.1, then, at the written request of either party, the issue shall be referred to the Chief Executive Officer of Cidara and the Chief Executive Officer of Melinta (in each case, such party’s “Senior Executive”) who shall promptly meet and attempt in good faith to resolve such issue within 30 days. If the Senior Executives cannot resolve such matter within 30 days of the date such matter is first referred to them, then, subject to the remainder of this Section 4.2 and Section 4.3:
4.2.1except as provided in Section 4.2.3, [***];
4.2.2except as provided in Section 4.2.3, with respect to all other matters, [***]; and provided, further, that [***] (a) [***], (b) [***], (c) [***], or (d) [***]; and

4.2.3any Section 14.4 Matter shall be resolved in accordance with Section 14.4.
The parties intend that all matters within the scope of the JSC’s decision-making authority shall be resolved by the parties in accordance with this Section 4.2, and, except as provided in Section 4.2.3, no matter within the scope of the JSC’s authority shall be subject to the dispute resolution mechanisms set forth in Article 14.
4.3Scope of Authority; Exclusions. Notwithstanding the establishment and existence of the JSC, each party shall retain the rights, powers and discretion granted to it hereunder, and neither the JSC nor Melinta in the exercise of its final decision-making authority shall be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein. In addition to any other exclusions from or limitations on its authority set forth in this Article 4 or elsewhere in this Agreement, the JSC shall have no right or authority:
4.3.1to interpret, modify, amend, or waive compliance with any provision of, or any right or remedy under, this Agreement;
4.3.2to determine whether or not a party has complied with any of its obligations under this Agreement;
4.3.3to determine whether or not, or when, any milestone event set forth in Section 7.3 has been achieved;
4.3.4to determine any issue in a manner that would conflict with the express terms of this Agreement; or
4.3.5to make any decision or approve any matter that is expressly stated to require the mutual written agreement of the parties or the written consent of one or both parties.
4.4Alliance Managers. Within 60 days after the Effective Date, each party shall appoint (and notify the other party of the identity of) a representative of such party to act as the primary point of contact for the parties with the objective of creating and maintaining collaborative, efficient, and responsive communications within and between Melinta and Cidara (each, an “Alliance Manager”). A party may replace its Alliance Manager on written notice to the other party and may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other party.
5.DEVELOPMENT AND REGULATORY ACTIVITIES
5.1Development Activities
5.1.1Cidara shall, at its sole expense except as expressly set forth below, use Commercially Reasonable Efforts to conduct the activities, including the Clinical Studies (including the ReSPECT Trial), set forth in the Development Plan in the Territory. Without limiting the foregoing, Cidara shall use Commercially Reasonable Efforts to complete all Development activities that are required by FDA for Marketing Approval for the Current Product for the Lead Indications in the Territory, including reasonably responding to and remediating any items raised in a Complete Response Letter from the FDA; subject to the following:

(a)[***]
(b)If the Current Product does not receive Marketing Approval in the Additional Indication in the Territory or [***]. In no event shall Cidara be obligated to perform [***].
5.1.2If the FDA requires the conduct, prior to the Transfer Date, of any post-marketing requirement (“PMR”) or post-marketing commitment (“PMC”), including but not limited to, a surveillance study of the Current Product in the Target Indication as a condition to obtaining or maintaining Marketing Approval for the Current Product in the Target Indication in the Territory, then (i) the parties shall discuss in good faith, and the JSC shall approve, an amendment to the Development Plan to add such PMR or PMC if such PMR or PMC qualifies as a Clinical Study, and (ii) Cidara shall use Commercially Reasonable Efforts to perform such PMR or PMC at Cidara’s sole expense. For clarity, Cidara shall not be responsible for performing any Clinical Study of the Current Product in pediatric patients unless such Clinical Study is required by the FDA to obtain or maintain Marketing Approval of the Current Product in the Target Indication in the Territory.
5.1.3Until such time as Cidara has completed all activities allocated to it in the Development Plan, Cidara shall provide Melinta with [***] reports [***] that include [***]. Cidara shall also provide Melinta reports of [***].
5.1.4Melinta shall have the right to periodically review through the JSC and provide reasonable input on Development activities in connection with or related to the Clinical Studies set forth in the Development Plan, which Cidara shall consider in good faith. Cidara shall promptly notify Melinta of any changes to the protocol or other Development activities in connection with the ReSPECT Trial in the Territory, which shall be discussed between the parties acting reasonably and in good faith through the JSC.
5.1.5Subject to Sections 3.4.2, 3.5.3, 5.1.6, 5.1.8, 5.3.1, 5.3.2, 5.3.6, 5.3.7, Melinta shall have the right, but not the obligation, to conduct Development activities with respect to Compound and Product in the Territory, and to initiate, sponsor, or conduct (a) GLP Studies of Compound and (b) Clinical Studies of the Product, in each case (clauses (a) and (b)), in the Territory and at Melinta’s sole cost and expense (each, a “Melinta Independent Study”); provided that: (i) the protocol for each such Melinta Independent Study shall be subject to the approval by the Global JSC in accordance with Article 3 of the Mundipharma Agreement; (ii) Cidara shall have the right to disclose all final protocols and final reports of such Melinta Independent Study, and all Data with respect to Compound or Product disclosed by Melinta to Cidara pursuant to Section 3.4.2, to Mundipharma pursuant to the Mundipharma Agreement or a Third Party licensee of Cidara pursuant to any Qualified Cidara Out-License; provided, however, that neither Cidara, nor Mundipharma, nor any Third Party licensee of Cidara under a Qualified Cidara Out-License shall have any license or right to use any Melinta Expanded Product Independent Efficacy Data generated by or on behalf of Melinta or its Affiliates in support of any Product Filing or in the Commercialization of Product outside of the Territory, except, on a Melinta Expanded Product Independent Study-by-Melinta Expanded Product Independent Study basis as expressly set forth in Section 5.1.6; (iii) Melinta shall keep Cidara reasonably informed of the plans for, and the status, progress and results of, all Development and regulatory activities related to Compound, Product or any Melinta Independent Study, and Cidara shall have the right to disclose such information to Mundipharma pursuant to the Mundipharma Agreement or a Third Party licensee of Cidara pursuant to any Qualified Cidara Out-License, (iv) Melinta shall provide Cidara true and complete copies of all Product Filings pursuant to Section 5.3.3, and Cidara shall have the right to disclose such Product Filings to Mundipharma pursuant to the Mundipharma Agreement or a Third Party licensee of Cidara pursuant to any Qualified Cidara Out-License; (v) Melinta shall timely provide to Cidara all information, data and documentation required under Section 4.4 or 4.5 of the Mundipharma Agreement and Cidara shall have the right to disclose such information, data and documentation for Mundipharma to exercise any of its options thereunder, and (vi) Melinta shall provide to Cidara such additional information, documentation and records within Melinta’s Control that are reasonably necessary for Cidara to comply with its obligations under the Redacted Mundipharma Agreement. For clarity, Melinta Independent Study shall not include any studies that fall within Medical Affairs Activities.
5.1.6At least [***] prior to the initiation of any Melinta Expanded Product Independent Study, Melinta shall offer to Cidara (which offer Cidara may extend to any Cidara Ex-Territory Licensee) the right to bear a share of the costs of such Melinta Expanded Product Independent Study based on the relative market sizes for Product in the respective territories of Cidara or such Cidara Ex-Territory Licensee and Melinta (to be mutually agreed in good faith) in exchange for the right to use the Melinta Expanded Product Independent Efficacy Data from such Melinta Expanded Product Independent Study in support of Product Filings outside of the Territory or in the Commercialization of Product outside of the Territory; provided, however, that Cidara shall have no obligation to contribute to the costs of any Melinta Expanded Product Independent Study. If, prior to initiation of any Melinta Expanded Product Independent Study, Melinta, on the one hand, and Cidara, Mundipharma and/or another Cidara Ex Territory Licensee, on the other hand, enter into any agreement to share the costs of such Melinta Expanded Product Independent Study, then the Melinta Expanded Product Independent Efficacy Data for such Melinta Expanded Product Independent Study shall be included in the Melinta Grantback Know-How and Cidara shall have the right, and the right to grant to Cidara Ex-Territory Licensees the right, to use such Melinta Expanded Product Independent Efficacy Data in support of any Product Filing outside of the Territory or in the Commercialization of Product outside of the Territory. If no such agreement is entered into with respect to a Melinta Expanded Product Independent Study, and any efficacy endpoint of such Melinta Expanded Product Independent Study is achieved, then, within [***] after the first availability of top-line results from such Melinta Expanded Product Independent Study, Melinta shall deliver such top-line results to Cidara, together with a written report of the reasonable and documented external costs and expenses incurred by Melinta to date in connection with such Melinta Expanded Product Independent Study or preparing, submitting, obtaining or maintaining Product Filings specific to such Melinta Expanded Product Independent Study (the “Melinta Expanded Product Independent Study Costs”). In such event, Cidara shall have the one-time right (which shall be transferable to Mundipharma or any other Cidara Ex-Territory Licensee), exercisable solely during the 60-day period after receipt of such top-line results and the report of Melinta Expanded Product Independent Study Costs, to notify Melinta that Cidara (or its transferee of such right) wishes to use the Melinta Expanded Product Independent Efficacy Data from such Melinta Expanded Product Independent Study, and pay Melinta an amount equal to [***]% of the Melinta Expanded Product Independent Study Costs of such Melinta Expanded Product Independent Study (the “Melinta Expanded Product Independent Study Buy In Fee”), including such Melinta Expanded Product Independent Study Costs incurred after the date of the written cost report delivered by Melinta to Cidara as described above in this Section 5.1.6. Promptly upon written request by Cidara, Melinta shall deliver a written invoice to Cidara (or Cidara’s transferee of such right) for the applicable Melinta Expanded Product Independent Study Buy-In Fee, and Cidara (or such transferee) shall pay the invoiced amount within [***] of invoice. Upon the exercise of such right with respect to the Melinta Expanded Product Independent Efficacy Data

for a Melinta Expanded Product Independent Study (and subject to payment of the applicable Melinta Expanded Product Independent Study Buy In Fee), such Melinta Expanded Product Independent Efficacy Data shall be deemed included in the Melinta Grantback Know-How. For clarity, except as expressly provided above in this Section 5.1.6, Cidara shall have no right to use Melinta Expanded Product Independent Efficacy Data from a Melinta Expanded Product Independent Study in support of any Product Filing outside of the Territory or in the Commercialization of Product outside of the Territory.
5.1.7For clarity, and notwithstanding any other provision of this Agreement to the contrary, (a) the Development Plan shall not include any Development activity with respect to any Expanded Product, and (b) Melinta shall be solely responsible (but not obligated beyond the express obligations set forth in this Agreement) for the conduct of any Melinta Independent Study in accordance with this Agreement, at Melinta’s sole expense, and Melinta shall not have any right to deduct, offset or credit the costs incurred by Melinta in conduct such activity, or any portion thereof, against any of Melinta’s payment obligations to Cidara under this Agreement, unless such Melinta Independent Study falls within the scope of the Specified Melinta Activities, including Clinical Studies required as a PMR or PMC, and to the extent such costs are Specified Melinta Expenses and subject to Section 5.5.
5.1.8Melinta shall not conduct or have conducted, or cause or permit any Affiliate, Sublicensee or other Third Party to conduct, any GLP Study or Clinical Study of Compound or Product, except in accordance with a protocol approved by the Global JSC in accordance with Article 3 of the Mundipharma Agreement [***]. Cidara shall reasonably cooperate in good faith with Melinta to obtain Global JSC approval of any such protocol, subject to the terms and conditions of the Mundipharma Agreement.
5.1.9In conducting any Development activity, or any Manufacturing activity in connection with any Development activity, pursuant to this Agreement, each party shall comply with all Applicable Laws.
5.1.10In conformity with standard pharmaceutical and biotechnology industry practices and the terms and conditions of this Agreement, each party as applicable shall prepare and maintain, or shall cause to be prepared and maintained, complete and accurate written records, accounts, notes, reports and data (including Data) with respect to all Development and CMC activities of Products in the Field. Such records shall fully and properly reflect all work done and results achieved in the performance of the development and CMC activities in good scientific manner appropriate for regulatory and patent purposes. Each party shall document all GLP Studies and Clinical Studies in appropriate study records according to Applicable Law. Each party may review such records (including, to the extent permitted by applicable data privacy laws, clinical study reports and case report forms) maintained by the other party at reasonable times, and upon reasonable notice, to obtain access to the original records to the extent such party has a license to use the Information, Data or Inventions contained in such records pursuant to the terms of this Agreement.
5.2Transfer Plan. Within [***] after the submission of the Product Filing for the Additional Indication for the Product in the Territory or at such other time mutually agreed to by the parties, the parties shall discuss, primarily through the JSC, and mutually agree in writing on, a plan (the “Transfer Plan”) setting forth activities to be performed by the parties to effectuate the orderly transfer of Development, regulatory and pharmacovigilance obligations for Products in the Territory from Cidara to Melinta to be completed on or before the Transfer Date. Each party shall use Commercially Reasonable Efforts to perform its responsibilities under the Transfer Plan. Without limiting the foregoing, following the Transfer Date, Melinta shall be solely responsible (but not obligated beyond the express obligations set forth in this Agreement), at its sole cost subject to offsetting the Specified Melinta Expenses against royalties pursuant to Section 7.2.1, for (a) maintaining and renewing all applicable Product Filings in the Territory for the Current Product for the Lead Indications, (b) preparing, obtaining, maintaining, and renewing all applicable Product Filings in the Territory for the Current Product for all indications other than the Lead Indications, (c) conducting post-marketing approval Clinical Studies or such other studies or analyses for the Current Product as part of any PMC or PMR for all indications (including the Target Indication and Additional Indication) in the Territory, and (d) all pharmacovigilance activities in the Territory, including Product recalls, regulatory audits, and the collection, investigation, reporting and exchange of information concerning the safety of the Product and responding to safety issues and requests to the FDA, except that Cidara will continue to provide Melinta with any information received by Cidara from its other licensees after the Transfer Date in connection with the Product that is necessary for Melinta to fulfill its responsibilities under this Section 5.2. Cidara shall be responsible for any and all remaining close-out, reporting, and other sponsor obligations for the Lead Indication Trials.
5.2.1On the Transfer Date (or at an earlier time at Melinta’s request if Cidara is unable to secure Marketing Approval for the Additional Indication as a result of bankruptcy or insolvency), Cidara shall assign and transfer, and hereby assigns and transfers, to Melinta all right, title and interest in and to all Product Filings for the Current Product in the Territory, to the extent permitted by Applicable Law.
5.3Regulatory Matters.
5.3.1Prior to the Transfer Date, Cidara shall be the sole holder of Product Filings for the Current Product for the Target Indication or the Additional Indication in the Territory, and Cidara shall, at its sole cost and expense, be responsible for preparing, obtaining, maintaining, and renewing all applicable Product Filings and Marketing Approvals in its own name for the Current Product for the Target Indication or the Additional Indication in the Territory that are necessary for the Commercialization of the Current Product for the Lead Indications in the Territory, including, subject to Melinta’s compliance with its reporting obligations to Cidara under the PV Agreement, complying with all requirements, pre-approval, post-marketing or otherwise, imposed on the holder of such Product Filings to maintain the Marketing Approvals for the Current Product for the Lead Indications in good standing. By way of example, such requirements shall include, but not be limited to, payment of user and filing fees, submission of annual reports, submission of safety reports, and satisfaction of post-marketing requirements and post-marketing commitments. Following the Transfer Date, Melinta shall be the sole holder of the applicable Product Filings in the Territory, and Melinta shall be responsible for preparing, obtaining, maintaining, and renewing all NDAs and Marketing Approvals in its name for the Product in the Territory, including complying with all requirements, pre-approval, post-marketing or otherwise, imposed on the holder to maintain the Marketing Approvals in good standing, at its sole cost and expense (but subject to offsetting the Specified Melinta Expenses against royalties pursuant to Section 7.2.1).
5.3.2Neither party shall take, and shall cause its Affiliates and Sublicensees not to take, any steps that would be expected to undermine the validity or status of compliance of any Marketing Approvals for the Product in the Territory. Without limiting the foregoing, neither party shall withdraw any Marketing Approvals in the Territory for the Product without the other party’s prior written consent, not to be unreasonably withheld, conditioned or delayed.
5.3.3Each party, as the holder of any applicable Product Filings or Marketing Approval for the Product in the Territory during the applicable period shall send to the other party a copy of any proposed Product Filing to any Regulatory Authority in the Territory no later than [***] prior to submission. Each party shall promptly provide the other party true and complete copies of all applicable Product Filings for the Product in the Territory, and Cidara shall have the right to disclose such Product Filings to Mundipharma pursuant to the Mundipharma Agreement or a Cidara Ex-Territory Licensee pursuant to any Qualified Cidara Out-License. [***].
5.3.4Each party shall notify the other party of any material communication received from a Regulatory Authority in the Territory no later than [***] from the date of its receipt thereof. Cidara shall notify Melinta of any material communications from any Regulatory Authority outside the Territory for which it becomes aware, including any material communication it receives from Mundipharma from any Regulatory Authority in the Major Markets in the Mundipharma Territory (each as defined in the Mundipharma Agreement) pursuant to the Mundipharma Agreement, solely to the extent such communications is reasonably expected to adversely impact the Product’s labeling or regulatory requirements in the Territory.
5.3.5Prior to the Transfer Date, Cidara shall (a) provide Melinta with reasonable advance notice of material meetings (including any Advisory Committee Meetings), conferences and discussions (whether in person or by telephonic or video conference) scheduled with FDA concerning the Product; (b) to the extent not prohibited by Applicable Law, grant Melinta and its representatives the right to attend and participate in any such meetings, conferences or discussions (at Melinta’s cost and expense) and Cidara shall facilitate such participation; and (c) consider in good faith in the preparation of such meetings, conferences or discussion, any reasonable input timely provided by or on behalf of Melinta. If Melinta elects not to participate in such meetings, conferences or discussions, Cidara shall provide Melinta with written or oral summaries of such meetings, conferences or discussions promptly thereafter, and in all events, no later than [***] after the conclusion thereof.
5.3.6Each party shall inform the other party of any potential material changes that affect the Marketing Approval of the Product in the Territory (“Material Variations”) as soon as such party identifies such Material Variation. Material Variations includes but are not limited to the following: changes to the product labeling related to efficacy or safety, changing or adding a manufacturing site, adding a new manufacturing step, changing the formulation of the Product, changing the specification of the Product, changing the primary packaging, changing storage conditions, changing the API manufacturer, or changing of the manufacturing process.
5.3.7Each party shall promptly disclose to the other party any information that it receives pertaining to notices from a Regulatory Authority in the Territory of non-compliance with Applicable Law in connection with the Product. Further, each party shall promptly notify the other party of any audit or inspection by a Regulatory Authority in the Territory in connection with the Product and shall provide a copy of any audit or inspection observations to such other party within [***] following receipt. Each party shall have the right, but not the obligation, to participate in such audit or inspection.

5.3.8Melinta shall use Commercially Reasonable Efforts to provide Cidara with all reasonable cooperation and informal, non-financial assistance and take all actions reasonably requested by Cidara (on behalf of itself or a Third Party licensee or sublicensee, including Mundipharma) that are necessary to enable Cidara or such Third Party licensee or sublicensee to obtain and maintain Regulatory Approvals for the Products outside the Territory (subject to Section 5.1.6), to cooperate with any inspection by any Regulatory Authority relating to the Products outside the Territory, or otherwise as necessary to perform Cidara’s obligations under the Mundipharma Agreement. Melinta shall keep Cidara reasonably informed of the status, progress and results of all regulatory activities related to Product in the Territory, and Cidara shall have the right to disclose such information to Cidara Ex-Territory Licensees, subject to Section 5.1.6.
5.3.9Subject to Section 5.1.6, Melinta hereby grants to Cidara the Rights of Reference to all Product Filings in the Territory, with the right to sublicense through multiple tiers of sublicense, for the purposes of: (a) obtaining and maintaining Marketing Approvals for Products outside the Territory; (b) conducting or having conducted CMC activities in relation to Products; and (c) complying with applicable pharmacovigilance and other regulatory requirements with respect to Products outside the Territory. Melinta shall, promptly upon request of Cidara, file with applicable Regulatory Authorities such letters of authorization, access or cross-reference as may be necessary to accomplish the intent of this Section 5.3.9, which cooperation shall include the provision to Cidara or its designee by Melinta of the necessary certificates of pharmaceutical product, ancillary documents and supporting information (e.g., on reference pricing) required or requested by a Regulatory Authority outside the Territory. Cidara hereby grants to Melinta the Rights of Reference to all Product Filings Controlled by Cidara or any of its Controlled Affiliates or Cidara Ex-Territory Licensee(s) (subject to any applicable exclusions of clinical efficacy data independently generated by such Cidara Ex-Territory Licensee(s)) for the purposes of: (a) obtaining and maintaining Marketing Approvals for Products in the Territory; (b) conducting or having conducted CMC activities in relation to Products; and (c) complying with applicable pharmacovigilance and other regulatory requirements with respect to Products in the Territory. Cidara shall, and shall cause its Third Party licensee (including Mundipharma) to, promptly upon request of Cidara, file with applicable Regulatory Authorities outside the Territory such letters of authorization, access or cross-reference as may be necessary to accomplish the intent of this Section 5.3.9.
5.4Pharmacovigilance.
5.4.1Within [***] after the Effective Date, the parties agree to negotiate in good faith and enter into a pharmacovigilance agreement (the “PV Agreement”), which shall include mutually acceptable procedures governing the collection, investigation, reporting, and exchange of information concerning adverse drug reactions/experiences, pregnancy reports and any other information concerning the safety of the Product, sufficient to permit each party to comply with its regulatory and other legal obligations within the applicable timeframes, shall be in accordance with U.S., EU and ICH guidelines, and shall be consistent with the “Pharmacovigilance Agreement” (as such term is to be defined in the Mundipharma Agreement); provided, however, that at Cidara’s request, the parties shall cooperate in good faith with each other and with Mundipharma to make Melinta a party to the Pharmacovigilance Agreement in which case all references in this Agreement to the PV Agreement shall be deemed to refer to such “Pharmacovigilance Agreement.” The PV Agreement shall specify that each party shall be responsible for monitoring all clinical experiences with respect to Product in the course of Development activities of which such party is the regulatory sponsor. The parties’ respective responsibilities regarding the following shall also be set forth in the PV Agreement: (a) filing all required reports with respect thereto (including quality complaints, adverse events and safety data); and (b) responding to safety issues and to all associated requests of Regulatory Authorities relating to Product in the Territory; provided that Cidara shall be responsible for all monitoring and reporting obligations in respect of the Lead Indication Trials. Prior to the Transfer Date, Cidara shall be responsible for the costs it incurs in complying with its monitoring and reporting obligations under the PV Agreement and in reporting relevant information to Melinta with respect to the Current Product for the Lead Indications. Melinta shall be responsible for the costs it incurs in complying with its monitoring obligations under the PV Agreement and in reporting relevant information to Cidara with respect to the any other Product or indications. Following the Transfer Date, Melinta shall be responsible for the costs it incurs in complying with its monitoring obligations under the PV Agreement and in reporting relevant information to Cidara with respect to the Current Product for the Lead Indications.
5.4.2As between the parties, Cidara will hold, solely own and be solely responsible for maintaining the global safety database for Product, provisions concerning which (including Melinta’s right to reference such database) shall be included in the PV Agreement. In addition, Cidara shall be responsible for the preparation and maintenance of the global developmental safety update reports, periodic safety update reports, risk management plans, signal detection activities, and the company core data sheet in respect of Product, subject to Melinta’s compliance with its monitoring obligations under the PV Agreement and its obligations thereunder to report relevant events to Cidara. Pursuant to the terms of the PV Agreement, Melinta will collaborate with Cidara in respect of signaling, aggregate reporting and labelling activities. Following the Transfer Date, Melinta shall be responsible for all associated safety reporting to FDA for the Product.
5.4.3Subject to the terms of the PV Agreement: (a) either party may audit relevant elements of the other party’s pharmacovigilance system to verify compliance with such party’s pharmacovigilance obligations; and (b) if either party is subject to inspection of their pharmacovigilance system by a Regulatory Authority, the parties will collaborate in preparing for inspection and addressing any inspection questions and findings, detail of such collaboration to be contained in the PV Agreement.
5.5Specified Melinta Expenses. No later than [***], Melinta shall prepare in good faith and provide to Cidara a budget of Melinta’s good faith estimates of Specified Melinta Expenses, itemized by Specified Melinta Activity, for the next calendar year (each, an “Annual Melinta Expense Budget”) and shall provide Cidara with reasonable supporting documentation for the Out-of-Pocket Expenses estimates in each Annual Melinta Expense Budget. To the extent that any Specified Melinta Activity to be performed by Melinta will benefit or support both the Current Product and any other product under Development or Commercialization by or on behalf of Melinta or any of its Affiliates, Melinta’s good faith estimate of the corresponding Specified Melinta Expense shall be a fair, equitable and proportionate portion of the total estimated Out-of-Pocket Expenses for such Specified Melinta Activity. At Cidara’s request within [***] after receipt of each Annual Melinta Expense Budget, the parties shall convene a meeting of the JSC to review and discuss such Annual Melinta Expense Budget. Melinta shall act responsibly and prudently in contracting for Out-of-Pocket Expenses and incurring Specified Melinta Expenses, to the same extent as Melinta would if it were contracting for similar activities and incurring related expenses with respect to a Melinta product with respect to which Melinta was not entitled to offset such expenses against payments owed to a Third Party or otherwise to recover such expenses from a Third Party. With respect to any applicable FDA-imposed prescription drug program fee or prescription drug user fee with respect to the Current Product for the Lead Indications, Melinta shall only include in Specified Melinta Expenses the amount Melinta is obligated to pay, net of any exemptions, reductions or refunds to which Melinta may be entitled, and if, after paying any such fee, Melinta receives a refund of any portion thereof, Specified Melinta Expenses not yet offset against royalties under Section 7.2.1 shall be reduced by the amount of such refund. The Annual Melinta Expense Budget for a calendar year may be updated from time to time upon JSC approval as necessary to reflect [***]. References in this Agreement to the Annual Melinta Expense Budget for a given calendar year shall, unless the context otherwise requires, be deemed to refer to the Annual Melinta Expense Budget for such calendar year as then in effect, including all applicable JSC-approved updates thereto.
6.COMMERCIALIZATION
6.1General Responsibilities
6.1.1Subject to the terms and conditions of this Agreement, Melinta, at its sole cost and expense, shall be responsible for Commercialization of the Product in the Territory and the conduct of all related Medical Affairs Activities for the Product in the Territory.
6.1.2Melinta shall use Commercially Reasonable Efforts to (a) following receipt of any Marketing Approval for the Product in the Territory, Commercialize the Product in the Field in the Territory for each indication for which Marketing Approval has been obtained in the Territory, and (b) maximize Net Sales of each Product in the Field in the Territory. Subject to Melinta’s compliance with its obligations under the preceding sentence of this Section 6.1.2, Melinta shall have the right to determine [***] account targets, the methods of promoting and advertising the Product, the price and reimbursement strategy for the Product in the Territory, including Centers for Medicare & Medicaid Services coding and reimbursement applications.
6.1.3No later than 30 days from the Effective Date, Cidara shall, make available to Melinta copies, whether electronic or otherwise, all vendor agreements, launch and sales plans, market research or any other commercialization plans, advertisements (including any “Coming Soon” advertisements), scientific literature and any other documents or materials generated by or on behalf of Cidara in connection with Commercialization or Medical Affairs Activities for the Product in the Territory.
6.2Commercialization Plan. Melinta shall prepare for Cidara’s review, a rolling twelve (12)-month plan describing the anticipated Commercialization strategy and activities to be conducted for the Product in the Territory (the “Commercialization Plan”). Melinta will submit the Commercialization Plan to Cidara for Cidara’s review prior to the anticipated date of receipt of each Marketing Approval for the Product in the Territory. The Commercialization Plan shall describe the pre-launch, launch, and subsequent Commercialization of the Product, including the anticipated activities relating to education, messaging, branding, marketing and training for the Product in the Territory. On an annual basis [***], Melinta shall prepare and recommend amendments to the then-current Commercialization Plan to reflect any changes, re-prioritization of activities within, or additions to, the then-current Commercialization Plan, for [***] Cidara. For clarity, and notwithstanding any other provision of this Agreement to the contrary, Cidara shall have no responsibility or obligation to perform any activity under the Commercialization Plan, and Melinta shall be solely responsible for all costs of performing the Commercialization Plan.

7.FINANCIAL CONSIDERATIONS
7.1Upfront Payment. As soon as reasonably practicable after the Effective Date, but in no case later than thirty (30) days following the Effective Date, Melinta shall pay to Cidara thirty million dollars (USD $30,000,000).
7.2Royalties.
7.2.1Royalty Rate. Subject to the terms and conditions of this Agreement, Melinta shall pay to Cidara a royalty on aggregate annual Net Sales of all Product by Melinta, its Affiliates and Sublicensees in the Territory in each calendar year at the following incremental royalty rates, less the Specified Melinta Expenses that have accrued as of the date of the applicable calendar quarter in which such royalty is due, provided that in no event shall the total amount of Specified Melinta Expenses in any calendar year that Melinta is entitled to offset hereunder exceed 110% of the estimated Specified Melinta Expenses set forth in the Annual Melinta Expense Budget for such year (and provided that any amounts not fully offset in a calendar quarter will roll until the next calendar quarter until all Specified Melinta Expenses have been fully credited against such royalty payments):
(a)[***] percent ([***]%) of that portion of aggregate annual Net Sales of Products in the Territory up to [***];
(b)[***] percent ([***]%) of that portion of aggregate annual Net Sales of Products in the Territory greater than [***] and up to [***]; and
(c)[***] percent ([***]%) of that portion of aggregate annual Net Sales of Products in the Territory greater than [***].
[***].
7.2.2Royalty Term. Royalties under Section 7.2.1 shall be payable on a Product-by-Product basis from the First Commercial Sale of a Product in the Territory until the expiration of the Royalty Term for such Product in the Territory; provided, however, that during any portion of the Royalty Term for a Product in the Territory when no Valid Claim of the Licensed Patent Rights would, in the absence of the License, be infringed (as construed in accordance with Section 1.104) by the manufacture, use, sale, offer for sale or importation of such Product in the Territory, the royalties due Cidara under Section 7.2.1 shall be reduced to [***]% of the amount otherwise payable.
7.2.3Third Party Royalties. In the event that Melinta or its Affiliate or Sublicensee (as applicable) is required to obtain one or more licenses under issued Patents of Third Parties (excluding Sublicensees) that are necessary for the manufacture, use, sale, offer for sale or import of Product in the Territory (“Third Party Licenses”), [***]% of the royalties actually paid by Melinta or such Affiliate or Sublicensee (as applicable) under such Third Party Licenses with respect to sales of such Product in such country for a calendar quarter will be creditable against the royalties payable by Melinta to Cidara with respect to Net Sales of such Product in such country for such calendar quarter; provided, however, that in no event will the royalties payable by Melinta to Cidara hereunder with respect to Net Sales of such Product for such calendar quarter be reduced by more than [***]% as a result of any and all such credits in the aggregate (but any portion of the royalties paid under Third Party Licenses with respect to sales of such Product that Melinta would have been entitled to credit against royalties payable to Cidara in the absence of the foregoing limitation on aggregate credits in any calendar quarter shall be carried over and applied against royalties payable to Cidara in respect of such Product in subsequent calendar quarters until the full deduction is taken); and provided, further, that Melinta will not be entitled to credit any portion of royalties that are paid or payable by Melinta or its Affiliate or Sublicensee to any Third Party with respect to sales of a Combination Product in any country by reason of the inclusion in such Combination Product of any Other Active.
7.3Milestones.
7.3.1Regulatory Milestones. Within [***] following the first achievement by Cidara (or, if Milestone Event #2 is achieved after the Transfer Date, the first achievement by Melinta, subject to the remainder of this Section 7.3.1) of each of the milestone events set forth in the table below, Cidara shall provide Melinta (or, if Milestone Event #2 is achieved after the Transfer Date, subject to the remainder of this Section 7.3.1, Melinta shall provide Cidara) with written notice of such achievement, and Melinta shall pay to Cidara the corresponding one-time, nonrefundable, noncreditable milestone payment set forth in such table within [***] of such notice from Cidara (or, if Milestone Event #2 is achieved after the Transfer Date, subject to the remainder of this Section 7.3.1, within [***] of such achievement):

Milestone Event	Milestone Payment (USD)
1.[***]	[***]
2.[***]	[***]
For clarity, in the case that the Transfer Date occurs before Marketing Approval of the Current Product for the Additional Indication is obtained in the Territory, and Milestone Event #2 is achieved after the Transfer Date, then:
(a)if [***]; and
(b)if [***].
7.3.2Commercialization Milestones. Within [***] following the end of the calendar [***] in which each of the milestone events set forth in the table below is first achieved (each, a “Commercialization Milestone Event”), Melinta shall provide Cidara with written notice of such achievement and shall pay to Cidara the corresponding one-time, nonrefundable, noncreditable milestone payment set forth in such table (each, a “Commercialization Milestone Payment”) within [***] of such notice:

Milestone Event	Milestone Payment (USD)
1. First calendar year in which aggregate annual Net Sales of all Products in the Territory equal or exceed [***]	[***]
2. First calendar year in which aggregate annual Net Sales of all Products in the Territory equal or exceed [***]	[***]
3. First calendar year in which aggregate annual Net Sales of all Products in the Territory equal or exceed [***]	[***]
4. First calendar year in which aggregate annual Net Sales of all Products in the Territory equal or exceed [***]	[***]
If multiple Commercialization Milestone Events are achieved in any given calendar [***], the Commercialization Milestone Payments corresponding to all of such achieved Commercialization Milestone Events shall be paid within [***] of the end of such calendar [***].
8.PAYMENT; RECORDS; AUDITS
8.1Reports and Payments.
8.1.1Specified Melinta Expenses. Within [***] after the end of each calendar quarter during the Term following the Transfer Date, Melinta shall provide to Cidara a written statement setting forth the Specified Melinta Expenses incurred by Melinta during such calendar quarter, such statement to include a reasonably detailed breakdown of the components of such Specified Melinta Expenses and the Specified Melinta Activities to which such Specified Melinta Expenses are attributable (each such statement, an “Expense Report”). Melinta shall respond promptly to Cidara’s questions regarding any Expense Report delivered hereunder or reasonable requests for supporting documentation, including, without limitation, copies of agreements or work orders for Specified Melinta Activities performed by Third Parties (from which copies Melinta may redact confidential or proprietary information that is not necessary for Cidara to ascertain Specified Melinta Expenses).
8.1.2Royalties. Royalties under Section 7.2 shall be calculated and reported for each calendar quarter and shall be paid within [***] of the end of the calendar quarter. Each payment of royalties shall be accompanied or preceded by a report of Net Sales in sufficient detail to permit confirmation of the accuracy of the payment made, including, on a Product-by-Product basis, the number of each type of Product sold, gross sales, Net Sales and itemized deductions from gross sales (by major category as set forth in the definition of Net Sales), details of any Net Sales adjustments for any Combination Product, the amount of Specified Melinta Expenses deducted pursuant to Section 7.2.1, credits taken pursuant to Section 7.2.3 on a Third Party License-by-Third Party License, and royalties payable, in each case on a Product-by-Product basis.
8.2Manner and Place of Payment. All payment amounts specified in this Agreement are expressed in U.S. dollars, and all payments by Melinta to Cidara under this Agreement shall be paid in U.S. dollars. All payments owed under this Agreement shall be made by Melinta by wire transfer of immediately available funds to a bank and account designated in writing by Cidara, unless otherwise specified in writing by Cidara.
8.3Audits. Melinta shall keep, and shall cause its Affiliates and Sublicensees to keep, complete and accurate records pertaining to Out-of-Pocket Expenses and to the sale or other disposition of Products, in each case, in sufficient detail to permit Cidara to confirm the accuracy of all reports delivered pursuant to Section 8.1 and payments due hereunder, for at least [***] full calendar years following the end of the calendar year to which they pertain. Cidara shall have the right, once annually, to cause an independent, certified public accountant reasonably acceptable to Melinta to audit such records to confirm Specified Melinta Expenses, Net Sales, royalties and the timing of achievement of Commercialization Milestone Events, for a period covering not more than the preceding [***] full calendar years. No audited period shall be subject to audit under this Section 8.3 more than once. Such audits may be exercised during normal business hours upon reasonable prior written notice to Melinta, but no more frequently than once per year. The auditor will execute a reasonable written confidentiality agreement with Melinta and will disclose to Cidara only such information as is reasonably necessary to provide Cidara with information regarding any actual or potential discrepancies between amounts reported and actually paid and amounts payable under this Agreement, and between the reported timing and actual timing of achievement of Commercialization Milestone Events. The auditor will send a copy of the report to Melinta at the same time it is sent to Cidara. The report sent to both parties will include the methodology and calculations used to determine the results. If such audit reveals that Melinta has failed to accurately report information pursuant to Section 8.1 or to make any payment (or portion thereof) when due under this Agreement, then Melinta, within 30 days after receipt of the final audit report, shall pay to Cidara any underpaid amounts due under this Agreement, together with interest on such underpaid or late amounts calculated in accordance with Section 8.5. Cidara shall bear the full cost of such audit unless such audit discloses an underpayment by Melinta of more than [***] of the amount due by Melinta for any calendar year under this Agreement, in which case Melinta shall bear the full cost of such audit.
8.4Withholding Taxes. Where any amount to be paid by Melinta to Cidara hereunder is subject to any withholding or similar tax, the parties shall use Commercially Reasonable Efforts to conduct all such acts (including the execution of all such documents) to enable them to take advantage of any applicable double taxation agreement or treaty. If there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, Melinta shall timely remit such withholding or similar tax to the appropriate Governmental Authority, and Melinta will promptly furnish Cidara with proof of payment of such withholding or similar taxes as well as any official receipts issued by the applicable Governmental Authority or other evidence as is reasonably requested to establish that such withholding or similar taxes have been paid. Any such amounts deducted by Melinta in respect of such withholding or similar tax shall be treated as having been paid by Melinta for purposes of this Agreement. Melinta will provide Cidara such assistance as is reasonably required to obtain a refund of the withheld or similar taxes, or to obtain a credit with respect to such taxes paid. Notwithstanding the foregoing, the parties acknowledge and agree that if Melinta (or its Affiliates, successor or assignee) is required to make a payment to Cidara subject to deduction or withholding of taxes, as described in this Section 8.4, and if the obligation to deduct or withhold taxes arises, or if the amount of such taxes required to be deducted or withheld is increased solely as a result of any action taken by Melinta or its Affiliates or a successor or assignee, including the assignment or transfer of this Agreement by Melinta pursuant to Section 15.3 or otherwise, or there is a change, whether by corporate continuance, merger or other means, in the tax residency of Melinta, or payments arise or are deemed to arise through a branch of Melinta (each a “Withholding Tax Action”), then notwithstanding anything to the contrary herein, the payment by Melinta (in respect of which such obligation to deduct or withhold taxes is required) shall be increased by the amount necessary to ensure that Cidara receives an amount equal to the same amount that it would have received had no Withholding Tax Action occurred. Except as otherwise provided in this Agreement, all payments due under this Agreement are exclusive of value added taxes, sales taxes, consumption taxes and other similar taxes (the “Indirect Taxes”). Notwithstanding anything to the contrary in this Agreement, Melinta shall be responsible for any Indirect Taxes as well as any transfer, documentary, sales use, stamp, registration, value added or other similar tax that is imposed with respect to the payments or the related transfer of rights or other property pursuant to the terms of this Agreement. If the Indirect Taxes originally paid or otherwise borne by the paying party are in whole or in part subsequently determined not to have been chargeable, all reasonably necessary steps will be taken by the receiving party to receive a refund of these undue Indirect Taxes from the applicable Governmental Authority and any amount of undue Indirect Taxes repaid by such Governmental Authority to the receiving party will be transferred to the paying party within 45 days of receipt.
8.5Late Payments. In the event that any payment due under this Agreement is not made when due, simple interest shall accrue on the late payment at a rate per annum that is [***] basis points (i.e., [***] percentage points) above the then-current prime rate quoted by Citibank in New York City (or such other rate and source as the parties mutually agree in writing) for the period from the due date for payment until the date of actual payment; provided, however, that (a) in no event shall such rate exceed the maximum legal annual interest rate; and (b) the payment of such interest shall not limit Cidara from exercising any other rights it may have as a consequence of the lateness of any payment due hereunder.
9.CONFIDENTIALITY
9.1Confidential Information. Subject to Section 9.2, “Confidential Information” of a party shall mean any Information disclosed or furnished by or on behalf of such party (the “Disclosing Party”) to the other party (the “Receiving Party”) or its representatives pursuant to this Agreement or under the Prior CDA, whether in written, oral, visual, electronic or other form. During the Term, and for a period of seven (7) years following the expiration or earlier termination hereof (or, with respect to Confidential Information that is a trade secret of the Disclosing Party, until such trade secret no longer qualifies as a trade secret under Applicable Law), the Receiving Party shall maintain in confidence, and shall not disclose and shall not use for any purpose, other than as expressly provided for in this Agreement, any Confidential Information of the Disclosing Party. The Receiving Party shall only permit access to Confidential Information to those directors, officers, employees, permitted Sublicensees (in the case of Melinta), agents, consultants, clinical investigators or contractors (“Representatives”) of the Receiving Party and its Affiliates, who, in each case, (a) have a need to know such information for the purpose of the Receiving Party’s exercise of its rights and performance of its obligations under this Agreement, (b) have been advised by the Receiving Party of the Receiving Party’s obligations under this Agreement, and (c) are contractually or legally bound by obligations of nondisclosure and nonuse at least as stringent as those contained herein. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own, but no less than reasonable care, to ensure that its, and its Affiliates’, Representatives do not disclose or make any unauthorized use of the Confidential Information. The Receiving Party shall be responsible for any failure by any of its or its

Affiliates’ Representatives which, if committed by the Receiving Party, would be a breach of this Agreement. The Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Confidential Information.
9.2Exceptions. Confidential Information shall not include any information that the Receiving Party can demonstrate: (a) is, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in breach of this Agreement, generally known or available in the public domain; (b) is known by the Receiving Party at the time of receiving such information from the Disclosing Party, as evidenced by its contemporaneously-maintained written records, with no restrictions on its use or disclosure; (c) is hereafter furnished to the Receiving Party on a non-confidential basis by a Third Party, as a matter of right (i.e., without breaching any obligation such Third Party may have to the Disclosing Party); or (d) is independently discovered or developed by the Receiving Party, independently of the activities undertaken by the Receiving Party pursuant to this Agreement and without the use of, reliance on, or reference to Confidential Information of the Disclosing Party, as evidenced by the Receiving Party’s contemporaneously-maintained written records.
9.3Permitted Disclosures. The Receiving Party may disclose Confidential Information as expressly permitted by this Agreement, or if and to the extent such disclosure is necessary in the following instances:
9.3.1filing or prosecuting Patent Rights as permitted by this Agreement;
9.3.2exercising or enforcing the Receiving Party’s rights or performing the Receiving Party’s obligations under this Agreement;
9.3.3prosecuting or defending litigation as permitted by this Agreement;
9.3.4complying with applicable court orders or Applicable Laws, or the listing rules of any exchange on which the Receiving Party’s or its Affiliate’s securities are traded;
9.3.5in Product Filings that the Receiving Party has the right to file or maintain, or holds, as expressly set forth in this Agreement and related correspondence with Regulatory Authorities with respect thereto;
9.3.6disclosure to the Receiving Party’s Affiliates and to Sublicensees (or, in the case of Cidara, licensees or sublicensees) and potential Sublicensees (or, in the case of Cidara, potential licensees or sublicensees) of the Receiving Party, who, in each case, need to know such information in order for the Receiving Party to exercise its rights or perform its obligations under this Agreement, provided, in each case, that any such Affiliate, or actual or potential Sublicensee, licensee or sublicensee, agrees to be bound by terms of confidentiality and non-use at least as restrictive as those set forth in this Article 9; and provided, further, that Cidara shall have the right to disclose Confidential Information of Melinta to Mundipharma as necessary to comply with its obligations under the Mundipharma Agreement, subject to the confidentiality provisions of the Mundipharma Agreement (without the need for any addition or different confidentiality agreement between Cidara and Mundipharma); and
9.3.7disclosure to Third Parties in connection with due diligence or similar investigations by such Third Parties, and disclosure to potential Third Party investors or other financing sources in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by reasonable obligations of confidentiality and non-use.
Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 9.3.3 or 9.3.4, it will, except where impracticable or legally impermissible, (i) give reasonable advance notice to the Disclosing Party of such disclosure, (ii) use efforts to secure confidential treatment of such information at least as diligent as the Receiving Party would use to protect its own confidential information, but in no event less than reasonable efforts, and (iii) cooperate with any efforts by the Disclosing Party, at the Disclosing Party’s request and expense, to secure confidential treatment of such Confidential Information. Disclosure by the Receiving Party of Confidential Information in accordance with any of the foregoing provisions of this Section 9.3 shall not, in and of itself, cause the information so disclosed to cease to be treated as Confidential Information under this Agreement, except to the extent that, by virtue of disclosure by the Receiving Party in full compliance with this Section 9.3, such information becomes generally known or available.
9.4Terms of this Agreement. Except as otherwise provided in this Article 9, each party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other party hereto, except that each party may disclose the terms of this Agreement that are otherwise made public as contemplated by Section 9.5 or to the extent such disclosure is permitted under Section 9.3.
9.5Public Announcements.
9.5.1The parties will agree on the content of a press release which may be issued by Cidara (or jointly by the parties), the release of which the parties will coordinate in order to accomplish the same promptly upon execution and delivery of this Agreement. Except to the extent already disclosed in a press release or other public communication issued in accordance with this Agreement, no public announcement concerning this Agreement, its subject matter or the transactions described herein shall be made, either directly or indirectly, by either party or its Affiliates, except as may be required by Applicable Law (including disclosure requirements of the U.S. Securities and Exchange Commission (“SEC”)), judicial order, or stock exchange or quotation system rule, without first obtaining the approval of the other party and agreement upon the nature, text and timing of such announcement, which approval and agreement shall not be unreasonably withheld or delayed. The party desiring to make any such voluntary public announcement shall provide the other party with a written copy of the proposed announcement in reasonably sufficient time prior to public release to allow the other party to comment upon such announcement, prior to public release. In the case of press releases or other public communications required to be made by law, judicial order or stock exchange or quotation system rule, the party making such press release or public announcement shall provide to the other party a copy of the proposed press release or public announcement in written or electronic form upon such advance notice as is practicable under the circumstances for the purpose of allowing the notified party to review and comment upon such press release or public announcement. Under such circumstances, the releasing party shall not be obligated to delay making any such press release or public communication beyond the time when the same is required to be made. Neither party shall be required to seek the permission of the other party to repeat any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by such party or by the other party in accordance with this Section 9.5.1.
9.5.2Each party may make public statements regarding this Agreement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, provided that any such public statement or press release: (a) is not inconsistent with prior public disclosures or public statements made in accordance with Section 9.5.1 or as permitted by Section 9.3; and (b) does not reveal (i) information regarding the terms of this Agreement that have not previously been disclosed in accordance with Section 9.5.1 or as permitted by Section 9.3 or (ii) nonpublic information about the other party.
9.5.3The parties shall coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the SEC or other governmental agency or any stock exchange on which securities issued by a party or its Affiliate are traded, and neither party shall make any such filing unless the parties have mutually agreed upon the provisions to be redacted (such agreement not to be unreasonably withheld). Each party shall use reasonable efforts to seek and obtain confidential treatment for the provisions of this Agreement that the parties mutually agree to redact from such filing; provided that each party shall ultimately retain ultimate discretion to disclose such information to the SEC or any stock exchange or other governmental agency (as the case may be) as such party determines, based on advice of legal counsel, is required to be so disclosed. Except as expressly set forth in this Article 9, neither party (or its Affiliates) shall be obligated to consult with or obtain approval from the other party with respect to any filings with the SEC or any stock exchange or other governmental agency where such filings do not disclose Confidential Information of the other party.
9.6Scientific Publications. Each party recognizes that publications regarding results of Clinical Studies and studies conducted as part of Medical Affairs Activities carried out under this Agreement and other information regarding Product, including oral or poster presentations and abstracts (each of the foregoing, a “Publication”), may be beneficial to both parties provided such Publications are: (a) subject to reasonable controls to protect Confidential Information; and (b) do not conflict with Cidara’s obligations under Section 7.7 of the Mundipharma Agreement as applicable.
10.INTELLECTUAL PROPERTY
For clarity, the provisions of this Article 10 shall not apply to Mundipharma Licensed Patent Rights.
10.1Ownership of Inventions.
10.1.1Inventorship. Inventorship of Inventions shall be determined in accordance with U.S. patent laws; provided, however, that constructive reduction to practice through the mere filing or prosecution of a patent application shall not constitute inventorship or give rise to any ownership rights. For purposes of this Agreement, and notwithstanding any other provision of this Agreement to the contrary, neither Cidara, nor any of its Affiliates, nor any of its or their respective Representatives shall be considered employees, contractors or consultants of Melinta.

10.1.2Ownership of Inventions. The ownership of all Inventions shall be determined based on the principles of inventorship in accordance with U.S. patent laws. Cidara shall solely own all Inventions made solely by one or more employees, consultants or contractors of Cidara or any of its Affiliates, including all intellectual property rights therein and thereto (“Cidara Inventions”). Melinta shall solely own all Inventions made solely by one or more employees, consultants or contractors of Melinta or any of its Affiliates, including all intellectual property rights therein and thereto (“Melinta Inventions”). The parties shall jointly own all Inventions made jointly by, on the one hand, one or more employees, consultants or contractors of Cidara or any of its Affiliates, and, on the other hand, one or more employees, consultants or contractors of Melinta or any of its Affiliates, including all intellectual property rights therein and thereto (“Joint Inventions”), and all Patent Rights claiming Joint Inventions (“Joint Patents”). Each party hereby assigns to the other party, without additional consideration, an undivided one-half ownership interest in and to all Joint Inventions and Joint Patents. Subject to the terms and conditions of this Agreement, and except to the extent that a party has granted the other party an exclusive license under such party’s joint ownership interest in Joint Inventions and Joint Patents, each party shall have the right to practice, and to grant licenses under, such party’s own joint ownership interest in Joint Inventions and Joint Patents without the other party’s consent, and shall have no duty to account to the other party for such practice or license, and each party hereby waives any right it may have under the laws of any country to require such consent or accounting.
10.1.3Assignment Obligation. Each party shall cause all of its and its Affiliates’ Representatives who perform activities for such party under this Agreement to be under an obligation to assign their rights, including all rights to priority and rights to file patent applications and/or register designs, in any Inventions and Patent Rights and other intellectual property right, whether or not patentable, resulting therefrom to such party to effectuate the terms and conditions set forth in Section 10.1.2.
10.1.4Disclosure of Inventions. Each party will promptly disclose to the other party all Inventions, including all invention disclosure or other similar documents submitted to such party by its or its Affiliates’ Representatives relating to such Inventions, and will also promptly respond to reasonable requests from the other party for additional information relating to such Inventions.
10.2Patent Prosecution and Maintenance. For purposes of this Section 10.2, except as otherwise provided below, the terms “prosecution” and “maintenance” (including variations such as “prosecute” and “maintain”) shall mean, with respect to a Patent Right, the preparation, filing, prosecution and maintenance (including payment of any patent annuity fees) of such Patent Right, as well as re-examinations, reissues, appeals, post grant reviews (“PGR”), inter partes reviews (“IPR”) and requests for patent term adjustments and patent term extensions with respect to such Patent Rights, together with the initiation or defense of interferences, oppositions and other similar proceedings with respect to the particular Patent Right, and any appeals therefrom. For clarification, “prosecution” and “maintenance” (including variations such as “prosecute” and “maintain”) shall not include any other enforcement actions taken with respect to a Patent Right.
10.2.1Licensed Patent Rights.
(a)Licensed Patent Rights (Other Than Cidara General Manufacturing/Formulation Patents). [***] shall have the first right, but not the obligation, to prosecute and maintain Licensed Patent Rights, other than Cidara General Manufacturing/

Formulation Patents, in the Territory, using counsel of its own choice, at [***] sole expense. [***] shall keep [***] reasonably informed of progress with regard to the prosecution and maintenance of all Licensed Patent Rights, other than Cidara General Manufacturing/Formulation Patents, in the Territory, including any requests for patent term adjustments, patent term extensions, supplementary protection certificates or their equivalents. In addition, [***] shall promptly provide [***] with drafts of all proposed substantive filings and correspondence to any patent authority to the extent related to such Licensed Patent Rights in the Territory for [***] review and comment prior to the submission of such proposed filings and correspondence. [***] shall consider in good faith [***] comments related to such Licensed Patent Rights prior to submitting such filings and correspondence, provided that [***] provides such comments within [***] of receiving the draft filings and correspondence from [***]. Notwithstanding the foregoing, the parties shall mutually agree upon the Licensed Patent Rights to include in the Orange Book for the Product in the Territory, provided that if the parties disagree on whether any Licensed Patent Rights should be included in the Orange Book for the Product in the Territory, then such Licensed Patent Rights will be included in the Orange Book for the Product in the Territory. In the event that [***] seeks to abandon or cease the prosecution or maintenance of any Licensed Patent Right covered by this Section 10.2.1(a) in the Territory (without initiation of the prosecution and maintenance of a substitution therefor), [***] shall provide reasonable prior written notice to [***] of such intention to abandon or cease such prosecution or maintenance (which notice shall be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Licensed Patent Right in the U.S. Patent and Trademark Office “USPTO”). In such case, at [***] sole discretion, upon written notice to [***] from [***], [***] may elect to continue the prosecution and maintenance of any such Licensed Patent Right in [***] name, at [***] sole cost and expense and by counsel of its own choice, and [***].
(b)Cidara General Manufacturing/Formulation Patents. Cidara shall have the sole right, but not the obligation, to prosecute and maintain the Cidara General Manufacturing/Formulation Patents in the Territory using counsel of its own choice, at Cidara’s sole expense.
10.2.2Joint Patents. [***] shall have the first right, but not the obligation, to control and manage the prosecution and maintenance of all Joint Patents [***], at its sole cost and expense and by counsel of its own choice. [***] shall consult with [***] as to the prosecution and maintenance of Joint Patents reasonably prior to any deadline or action with any patent office, and shall furnish to [***] copies of all relevant drafts and documents reasonably in advance of such consultation. [***] shall keep [***] reasonably informed of progress with regard to the prosecution and maintenance of Joint Patents and shall provide to [***] copies of all material patent office submissions within a reasonable amount of time following submission thereof by [***]. In the event that [***] desires to abandon or cease the prosecution or maintenance of any Joint Patent in any country (without initiation of the prosecution and maintenance of a substitution therefor), [***] shall provide reasonable prior written notice to [***] of such intention to abandon (which notice shall, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Joint Patent in the relevant patent office). In such case, at [***] sole discretion, upon written notice to [***] from [***], [***]may elect to continue the prosecution and maintenance of any such Joint Patent, at its sole cost and expense and by counsel of its own choice.
10.3Cooperation of the Parties. Each party agrees to cooperate fully in the preparation, filing, prosecution and maintenance of Patent Rights pursuant to Section 10.2. Such cooperation includes, but is not limited to: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to effectuate the ownership of Inventions set forth in Section 10.1, and Patent Rights claiming or disclosing such Inventions, and to enable the other party to apply for and to prosecute patent applications in any country as permitted by Section 10.2, and (b) promptly informing the other party of any matters coming to such party’s attention that may affect the prosecution and maintenance of any such patent applications.
10.4Third Party Infringement. Each party shall notify the other party in writing within [***] (except as expressly set forth below) of becoming aware of any alleged or threatened infringement by a Third Party of any Licensed Patent Right or Joint Patent (“Infringement”), including (a) any such alleged or threatened Infringement on account of a Third Party’s manufacture, use, import, offer for sale or sale of Products in the Field, and (b) any certification filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions in connection with an ANDA (an Abbreviated New Drug Application in the United States or a comparable application for marketing approval under Applicable Law in any country other than the United States) or other NDA or MAA for a Product in the Field (a “Patent Certification”) ((a) and (b), collectively, “Competitive Infringement”); provided, however, that each party shall notify the other party of any Patent Certification regarding any Licensed Patent Right or Joint Patent that it receives, and such party shall provide the other party with a copy of such Patent Certification, within [***] of receipt.
10.4.1Cidara Patents.
(a)Cidara Patents Other Than Cidara General Manufacturing/Formulation Patent. [***] shall have the first right, but not the obligation, to bring and control any action or proceeding with respect to Competitive Infringement in the Field in the Territory of any Licensed Patent Right other than a Cidara General Manufacturing/Formulation Patent, at its own expense and by counsel of its own choice, and [***] shall have the right, at its own expense, to be represented in any such action by counsel of its own choice at its own expense. At [***] request, [***] shall join any action or proceeding brought by [***] under this Section 10.4.1, and [***] shall reimburse [***] cost and expenses, provided [***] is represented by counsel reasonably acceptable to [***], and [***] hereby agrees that both [***] are acceptable to [***]. If [***]fails to bring any such action or proceeding within (i) [***] following the notice of alleged infringement, or (ii) [***] before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then [***] shall have the right to bring and control any such action, at its own expense and by counsel of its own choice, and [***] shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. [***] shall have the sole right, but not the obligation, to bring and control any action or proceeding with respect to Infringement of any such Licensed Patent Right, other than Competitive Infringement in the Field in the Territory, at its own expense and by counsel of its own choice, [***]. Each party shall keep the other party reasonably informed of the status and progress of any action or proceeding brought by such party with respect to Competitive Infringement in the Field in the Territory of any Licensed Patent Right other than a Cidara General Manufacturing/Formulation Patent, and shall provide the other party with drafts of all proposed substantive filings in such action or proceeding reasonably in advance of making such filings and consider the other party’s comments on such filings in good faith.
(b)Cidara General Manufacturing/Formulation Patents. Cidara shall have the sole right, but not the obligation, to bring and control any action or proceeding with respect to Infringement of any Cidara General Manufacturing/Formulation Patent, at its own

expense and by counsel of its own choice. With respect to any action or proceeding with respect to Competitive Infringement in the Field in the Territory of any Cidara General Manufacturing/Formulation Patent, [***].
10.4.2Joint Patents. Melinta shall have the first right, but not the obligation, to bring and control any action or proceeding to enforce any Joint Patent with respect to Competitive Infringement in the Field in the Territory, at its own expense and by counsel of its own choice, and Cidara shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Cidara shall have the first right, but not the obligation, to bring and control any action or proceeding to enforce any Joint Patent with respect to Competitive Infringement in the Field outside of the Territory, at its own expense and by counsel of its own choice, and Melinta shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If the party having the first right to bring and control any action or proceeding to enforce any Joint Patent under this Section 10.4.2 (the “First Party”) fails to bring and control any such action or proceeding within (i) [***] following the notice of alleged infringement, or (ii) [***] before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then the other party shall have the right to bring and control any such action, at its own expense and by counsel of its own choice, and the First Party shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. In the case of Infringement of a Joint Patent, other than Competitive Infringement, the parties shall mutually agree in good faith on a case-by-case basis whether to jointly bring and control any action or proceeding to enforce such Joint Patent, or whether one party will bring and control any action or proceeding to enforce such Joint Patent, and, in each case, how the costs and expenses of such action or proceeding, and any recovery from such action or proceeding, will be allocated between the parties.
10.4.3Cooperation. In the event a party brings an infringement action in accordance with this Section 10.4 (such party, the “Enforcing Party”), the other party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party. The Enforcing Party shall not enter into any settlement or compromise of any action under this Section 10.4 that would impose any cost or liability on the other party, or admit the invalidity or unenforceability of any Patent Controlled by the other party, without such other party’s prior written consent, which may be withheld in such other party’s sole discretion.
10.4.4Recoveries. Except as otherwise agreed by the parties in connection with a cost-sharing arrangement, any recovery as a result of any action or proceeding pursuant to this Section 10.4, whether by way of settlement or otherwise, shall first be used to reimburse the Enforcing Party for its documented, unreimbursed out-of-pocket costs and expenses (including court, attorneys’ and professional fees) incurred in connection with such action or proceeding and then, following payment in full of all such costs to the Enforcing Party, to reimburse the non-Enforcing Party for its documented, unreimbursed out-of-pocket costs and expenses (including court, attorneys’ and professional fees) incurred in connection with such action or proceeding. Any remainder of the recovery after reimbursement of the litigation costs and expenses of the parties (“Remainder”) shall be retained by the Enforcing Party; provided, however, that:
(a)any Remainder of a recovery realized by [***] as a result of any action brought and controlled by [***] pursuant to Section 10.4.1(a) or Section 10.4.2 that is specifically attributable to Competitive Infringement of a Licensed Patent Right or Joint Patent, shall be allocated as follows: (A) to the extent it represents compensatory damages for such Competitive Infringement, [***]; and (B) to the extent it represents special, exemplary, punitive, consequential or other noncompensatory damages (including treble damages) for such Competitive Infringement, [***]; and in each case [***]; and
(b)any Remainder of a recovery realized by [***] as a result of any action brought and controlled by [***] pursuant to Section 10.4.1(b) that is specifically attributable to Competitive Infringement of a Cidara General Manufacturing/Formulation Patent, shall be allocated as follows: (A) to the extent it represents compensatory damages for such Competitive Infringement, [***]; and (B) to the extent it represents special, exemplary, punitive, consequential or other noncompensatory damages (including treble damages) for such Competitive Infringement, [***]; and in each case [***].
10.4.5Other Enforcement. Cidara shall have the sole right, in its sole discretion, to enforce any Licensed Patent Right, [***] against any infringement that is not a Competitive Infringement in the Territory, and to retain all related recoveries. If there is any infringement of any Joint Patent that is not a Competitive Infringement, then the parties shall mutually agree in good faith on a case-by-case basis whether to jointly bring and control any action or proceeding to enforce such Joint Patent, or whether one party will bring and control any action or proceeding to enforce such Joint Patent, and, in each case, how the costs and expenses of such action or proceeding, and any recovery from such action or proceeding, will be allocated between the parties.
10.5Patent Term Extension. Melinta shall have the sole discretion, after consultation with Cidara, to determine which Licensed Patent Rights (other than Cidara General Manufacturing/Formulation Patents) or Joint Patents, if any, are extended with respect to any Product in the Territory pursuant to U.S. Drug Price Competition and Patent Term Restoration Act of 1984. Cidara and Melinta shall each cooperate and use reasonable efforts to gain any such patent term extension in the Territory permitted under this Section 10.6. All filings for such extensions shall be made by the party responsible for the prosecution of such Patent Rights. For clarity, and notwithstanding the foregoing or any other provision of this Agreement, Melinta shall have no right to extend any Cidara General Manufacturing/Formulation Patent with respect to a Product, and Cidara shall have no obligation to allow, or consider allowing, any Cidara General Manufacturing/Formulation Patent to be extended with respect to any Product.
10.6Patent Marking. Melinta shall mark (or cause to be marked) Product marketed and sold hereunder with appropriate Licensed Patent Right numbers or indicia to the extent required by Applicable Laws.
10.7Trademarks.
10.7.1Product Trademark. Melinta shall have the right to select the Product-specific trademark for use in connection with the marketing and sale of Product in the Territory (the “Product Trademark”), which may, but need not, be the Cidara Product Trademark. Melinta shall consider in good faith Cidara’s suggestions regarding the selection of the Product Trademark but shall retain ultimate discretion as to such selection.
(a)Cidara Product Trademark. Cidara hereby assigns to Melinta all rights in and to the Cidara Product Trademark in the Territory. During the Term, Melinta shall not use (or cause or permit any Affiliate or Sublicensee to use) the Cidara Product Trademark outside of the Territory. Melinta shall be responsible for the failure by its Affiliates and Sublicensees to comply with this Section 10.7.1(a), including all relevant restrictions, limitations and obligations. For so long as Melinta continues to use the Cidara Product Trademark with the Commercialization of the Product in the Territory, Melinta shall use Commercially Reasonable Efforts to prosecute and maintain the Cidara Product Trademark, and protect the goodwill associated with or attached to the Cidara Product Trademark.
(b)Use of Other Product Trademark. If Melinta elects to use a Product Trademark other than the Cidara Product Trademark in connection with the marketing and sale of Product in the Territory, Melinta shall own all right, title and interest in and to such Product Trademark, and all goodwill associated with or attached to such Product Trademark arising out of the use thereof by Melinta, its Affiliates and Sublicensees shall vest in and inure to the benefit of Melinta.
10.7.2Enforcement. In the event that Melinta elects to use the Cidara Product Trademark, each party shall promptly notify the other party in writing upon becoming aware of any infringement of the Cidara Product Trademark in the Territory. Melinta shall control the enforcement of the Cidara Product Trademark in the Territory at its expense. If Melinta uses a Product Trademark other than the Cidara Product Trademark in the Territory, Melinta shall control the enforcement of the Product Trademark in the Territory at its expense.
11.TERMINATION
11.1Expiration. The term of this Agreement (the “Term”) shall begin on the Effective Date and, subject to earlier termination in accordance with Section 11.2 or Section 11.3, expire on the expiration of Melinta’s obligation to pay royalties to Cidara under Section 7.2.
Following such expiration (but not termination) of this Agreement Melinta shall have a fully paid-up, non-exclusive license under the Licensed Know-How to conduct research and to develop, make, have made, use, sell, offer for sale and import the Product in the Territory for use in the Field.
11.2Termination by Melinta. Following the first (1st) anniversary of the Effective Date, Melinta may terminate this Agreement, in its sole discretion, upon 90 days prior written notice to Cidara.
11.3Termination for Material Breach. Either party may terminate this Agreement upon written notice to the other party if such other party has materially breached any of its obligations (including a failure to perform with respect thereto) under this Agreement and has not cured such breach within 60 days (or 30 days with respect to any payment breach) after notice from the non-breaching party requesting cure of such breach; provided, however, [***]. Unless the breaching party has cured or remedied any such breach prior to the expiration of the applicable period, such termination shall become effective upon the breaching party’s receipt of the written notice of termination. If the alleged breaching party contests in good faith the existence or materiality of any alleged non-payment breach, or the failure to cure, during any cure period, and initiates the dispute resolution procedure in accordance with Article 14, then the non-breaching party shall not have the right to terminate this Agreement under this Section 11.3, and the applicable cure period shall be tolled, until such dispute has been resolved in accordance with Article 14 with a determination that the breaching party has materially breached its obligations under this Agreement. During the pendency of such dispute, all of the terms and conditions of this

Agreement shall remain in effect and the parties shall continue to perform all of their respective obligations hereunder.
11.4Termination for Patent Challenge. To the extent not prohibited under Applicable Law, Cidara shall have the right to terminate this Agreement upon [***] prior written notice to Melinta if Melinta or any of its Affiliates or Sublicensees, directly or indirectly through any Third Party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to, any Licensed Patent Right, provided that if such proceeding is commenced by a Sublicensee of Melinta, then Cidara may not terminate this Agreement upon [***] prior written notice to Melinta pursuant to this Section 11.4 if Melinta either (a) terminates the rights of the relevant Sublicensee with respect to this Agreement or (b) causes such Sublicensee to, and such Sublicensee actually does, withdraw any such proceeding, in each case, within [***] after receipt by Melinta of such notice. [***].
11.5Effect of Expiration or Termination. Upon termination (but not expiration) of this Agreement by either party pursuant to Section 11.2, 11.3 or 11.4, (a) all rights and licenses granted to Melinta hereunder shall immediately terminate and be of no further force and effect, (b) if this Agreement is terminated by Cidara pursuant to Section 11.3 or 11.4, each Sublicense granted by Melinta shall survive such termination and shall become a direct license by Cidara to such Sublicensee of Melinta, having the same scope as such Sublicense (and no greater than the rights granted by Cidara to Melinta hereunder), and on terms and conditions no less favorable to such Sublicensee than the terms and conditions of this Agreement, provided that (i) such Sublicensee is in good standing and is not in default of such Sublicense or any applicable obligations under this Agreement, and such Sublicensee is not a party in the applicable proceeding described in Section 11.4, (ii) if this Agreement is terminated by Cidara, such Sublicensee agrees in writing to be bound by the terms and conditions of such direct license, and (iii) Cidara will have no obligations under such direct license beyond those expressly set forth in this Agreement, and (c) if this Agreement is terminated by Melinta pursuant to Section 11.2, or by Cidara pursuant to Section 11.3 or 11.4, [***], provided that [***]. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 3.2, 9, 10, 11, 12 and 14 shall survive the expiration or termination of this Agreement. Without limiting the foregoing, the parties will reasonably cooperate to effect a smooth transition following the effective date of termination of this Agreement, and Melinta shall: (A) transfer or assign, or cause to be transferred or assigned, to Cidara or its designee (or to the extent not so assignable, take all reasonable actions to make available to Cidara or its designee the benefits of) all Product Filings in the Field in the Territory, whether held in the name of Melinta, its Affiliate or Sublicensee; provided that prior to the effectiveness of the assignment of any Product Filing in the Field in the Territory that is not for a Lead Indication, the parties shall mutually agree upon the commercially reasonable compensation to be paid by Cidara to Melinta for such assignment, and if the parties are unable to reach agreement on such compensation, then the matter will be submitted for binding arbitration under Section 14.3, (B) either promptly wind-down any ongoing Development activities with respect to Products in an orderly fashion or promptly transition such Development activities to Cidara or its designee; in each case, with due regard for patient safety and in compliance with all Applicable Laws; (C) facilitate a smooth, orderly and prompt transition of any or all ongoing Manufacture and Commercialization activities with respect to Product to Cidara or its designee(s), and if Melinta had assumed responsibility for the Manufacture of Compound and Product and supply to Cidara, its Affiliates and licensees outside the Territory, use Commercially Reasonable Efforts to supply such quantities of Compound and Product as

Cidara may reasonably require for the Development and Commercialization of Product in the Field, until [***]; (D) transfer to Cidara all of Melinta’s right, title and interest in and to any and all Data Controlled by Melinta or any of its Affiliates relating to the Compound or Products, and provide a copy of the material tangible embodiments of such Data, any Melinta Grantback Know-How and any other material books, records, files and documents Controlled by Melinta to the extent related to the Compound or Products [***]; and (E) transfer or assign, or cause to be transferred or assigned, to Cidara or its designee the Cidara Product Trademark, whether held in the name of Melinta, its Affiliate or Sublicensee. Each party will execute all documents, or cause to be executed all documents, and take, or cause to be taken, all such further actions as may be reasonably requested by the other party in order to give effect to the foregoing clauses.
12.INDEMNIFICATION
12.1Indemnification by Melinta. Melinta hereby agrees to indemnify, defend and hold Cidara and its Affiliates and their respective directors, officers, employees and agents (each, a “Cidara Indemnitee”) harmless from and against any and all liabilities, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Cidara Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (“Claim”) to the extent such Losses arise directly or indirectly out of: (a) the practice by Melinta or any of its Affiliates or Sublicensees of the License; (b) the Development, Manufacture, use, Commercialization or other exploitation of Compound or Product by or on behalf of Melinta or any of its Affiliates or Sublicensees; (c) the breach by Melinta of any provision of this Agreement or the PV Agreement (including any warranty, representation, covenant or agreement made by Melinta herein or therein); (d) the negligence or willful misconduct of any Melinta Indemnitee (defined below), or (e) any negligent or willful misconduct act or omission of Melinta, its Affiliate, Sublicensee or Third Party contractor that causes Cidara to be in material breach of, or non-compliance with, the Mundipharma Agreement to the extent provided in Section 3.7; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Cidara Indemnitee or the breach by Cidara of any provision of this Agreement, the PV Agreement or the Supply Agreement (including any warranty, representation, covenant or agreement made by Cidara herein or therein).
12.2Indemnification by Cidara. Cidara hereby agrees to indemnify, defend and hold Melinta and its Affiliates and their respective directors, officers, employees and agents (each, a “Melinta Indemnitee”) harmless from and against any and all Losses to which any Melinta Indemnitee may become subject as a result of any Claim to the extent such Losses arise directly or indirectly out of: (a) the practice by Cidara or any of its Affiliates or Sublicensees of the Melinta Grantback License; (b) the Development, Manufacture or use of Compound or Product by or on behalf of Cidara or any of its Affiliates or licensees prior to the Effective Date; (c) the Development, Manufacture, use, Commercialization or other exploitation of Compound or Product by or on behalf of Cidara or any of its Affiliates or Third Party licensees outside the Territory; (d) the performance by or on behalf of Cidara of the Development Plan; (e) the breach by Cidara of any provision of this Agreement or the PV Agreement (including any warranty, representation, covenant or agreement made by Cidara herein or therein); or (f) the negligence or willful misconduct of any Cidara Indemnitee; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Melinta Indemnitee or the breach by Melinta of any provision of this Agreement or the PV Agreement (including any warranty, representation, covenant or agreement made by Melinta herein or therein).

12.3Procedure. In the event a party (the “Indemnified Party”) seeks indemnification for any Claim under Section 12.1 or 12.2, the Indemnified Party shall: (a) inform the other party (the “Indemnifying Party”) of such Claim as soon as reasonably practicable after it receives notice of the Claim (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Claim as provided in this Section 12.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice); (b) permit the Indemnifying Party to assume direction and control of the defense of the Claim (including the right to settle the Claim solely for monetary consideration); and (c) cooperate as requested (at the expense of the Indemnifying Party) in the defense of the Claim. If the Indemnifying Party does not assume control of such defense within 15 days after receiving notice of the Claim from the Indemnified Party, the Indemnified Party may control such defense and, without limiting the Indemnifying Party’s indemnification obligations, the Indemnifying Party shall reimburse the Indemnified Party for all reasonable and documented costs, including reasonable attorney fees, incurred by the Indemnified Party in defending itself within 30 days after receipt of any invoice therefor from the Indemnified Party. The party not controlling such defense may participate therein at its own expense. The party controlling such defense shall keep the other party advised of the status of such Claim and the defense thereof and shall consider recommendations made by the other party with respect thereto. The Indemnified Party shall not agree to any settlement of such Claim without the prior written consent of the Indemnifying Party. The Indemnifying Party shall not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party and its associated indemnitees (i.e., Cidara Indemnitees or Melinta Indemnitees, as applicable) from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party without the prior written consent of the Indemnified Party.
13.FORCE MAJEURE
Each party shall be held excused from liability to the other party for failure or delay in fulfilling or performing any of its obligations under this Agreement (other than payment obligations to the other party) to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, pandemics, endemics, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any Governmental Authority, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. The affected party shall provide written notice of any of its failure or delay in performance due to force majeure to the other party within 10 days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure.
14.DISPUTE RESOLUTION

14.1Exclusive Dispute Resolution Mechanism. The parties agree that, except as expressly set forth in Article 4 or Section 14.4, the procedures set forth in this Article 14 shall be the exclusive mechanism for resolving any dispute, controversy, or claim between the parties that may arise from time to time pursuant to, arising out of or in connection with this Agreement, including any party’s rights or obligations hereunder or any questions regarding the formation, existence, validity, enforceability, performance, interpretation, tort, breach or termination hereof (collectively, “Disputes”) that cannot be resolved through good faith negotiation between the parties.
14.2Resolution by Senior Executives. In the event of any Dispute, the parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation. In the event that such Dispute is not resolved through such negotiation within 30 days after either party’s request, either party may, by written notice to the other party, refer the Dispute for attempted resolution by good faith negotiation between the Senior Executives within 30 days after such notice is received. Except as set forth in Section 14.4, if any Dispute is not resolved by the Senior Executives within the above 30-day period, either party may, in its sole discretion, seek resolution of such Dispute in accordance with Section 14.3, and each party hereby expressly waives its right to seek resolution of such Dispute in a court of competent jurisdiction.
14.3Arbitration.
14.3.1Except for any Section 14.4 Matter (which shall be resolved solely in accordance with Section 14.4), with respect to any Disputes that are not resolved by the Senior Executives in accordance with Section 14.2, the Dispute shall be submitted by either party for resolution in arbitration administered by the American Arbitration Association (“AAA”) pursuant to its then current Commercial Arbitration Rules (“AAA Rules”), except where they conflict with this Section 14.3, in which case this Section 14.3 shall control.
14.3.2The arbitration shall be conducted in accordance with the AAA Rules by an arbitral tribunal of three neutral arbitrators; provided that: (i) no such arbitrator shall be current or former employee or director, or current stockholder, of either party, any of their respective Affiliates or any (sub)licensee; (ii) each arbitrator shall have experience and familiarity with commercial licensing practices in the pharmaceutical and biotechnology industries; and (iii) each arbitrator shall be a lawyer with at least 15 years’ experience with a law firm or corporate law department of over 25 lawyers or who was a judge of a court of general jurisdiction. Each party shall be entitled to nominate one arbitrator. The other party may object to the nomination on grounds of bias, lack of subject matter experience, or any other legitimate grounds. AAA will be the final decision maker if there is a dispute over the objection. Once the party-nominated arbitrators are established, the two party-nominated arbitrators shall nominate a third arbitrator, who shall act as chairperson. Each arbitrator shall abide by the Code of Ethics for Arbitrators in Commercial Disputes.
14.3.3The seat, or legal place, of arbitration shall be New York, New York, and the language used in any such proceeding shall be English.
14.3.4Any arbitration conducted pursuant to the terms of this Agreement shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1 et. seq.). The arbitrator(s) shall be guided, but not bound, by the CPR Protocol on Disclosure of Documents and Presentation of Witnesses in Commercial Arbitration (www.cpradr.org) (“Protocol”). The parties will attempt to agree on modes of document disclosure, electronic discovery, witness presentation, etc. within the parameters of the Protocol. If the parties cannot agree on discovery and presentation issues, the arbitrator(s) shall decide on presentation modes and provide for discovery within the Protocol, understanding that the parties contemplate reasonable discovery. The arbitral tribunal shall, in rendering an award, apply the substantive law of the State of New York, without giving effect to any conflicts of law provisions thereof that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction, and without giving effect to any of its rules or laws relating to arbitration. The award shall include a written statement describing the essential findings and conclusions upon which the award is based, including the calculation of any damages awarded. The arbitral tribunal’s authority to award special, incidental, consequential or punitive damages or lost profits shall be subject to the limitation set forth in Section 2.5, except to the extent the substantive laws of the State of New York, do not permit such limitation.
14.3.5Except to the extent necessary to confirm or enforce an award or as may be required by Applicable Law, neither a party nor the arbitral tribunal may disclose the existence, content, or results of an arbitration without the prior written consent of both parties.
14.3.6The award rendered by the arbitral tribunal shall be final, binding and non-appealable (subject only to the parties’ right to request correction of any errors in computation, clerical or typographical errors, or other errors of a similar nature, and the arbitral tribunal’s right to make any such correction on its own initiative, in each case, in accordance with the AAA Rules), and judgment upon the award may be entered in any court of competent jurisdiction.
14.3.7Each party shall bear its own costs and attorney’s fees, and the parties shall equally bear the fees, costs, and expenses of the arbitrators and the arbitration proceedings, including costs and expenses of translators for the arbitration proceedings; provided, however, that the arbitrators may exercise discretion to award arbitration costs and translation costs, excluding attorney’s fees, to the prevailing party.
14.4Expedited Dispute Resolution of Certain Matters. In the event the JSC is unable to (a) make either a unanimous [***] in accordance with Section 5.1.1(a), or (b) make either a unanimous [***] in accordance with Section 5.1.1(b) (in each case (clauses (a) and (b)), a “Section 14.4 Matter”), and the Senior Executives cannot resolve such Section 14.4 Matter within 30 days of the date such Section 14.4 Matter is first referred to them, then, upon the written request of either party, such Section 14.4 Matter will be referred to a neutral Third Party expert with relevant experience and expertise in performing cost-benefit analysis with respect to pharmaceutical development activities (e.g., IQVIA, L.E.K.) mutually agreed to by the parties in good faith (the “Independent Expert”); provided that if the parties are unable to reach agreement as to the Independent Expert, then each party shall promptly designate one neutral Third Party expert with such experience and expertise, and such experts shall select the Independent Expert by mutual agreement. Within 10 days following selection of the Independent Expert, each party shall submit to the Independent Expert: (i) as applicable, (A) such party’s position as to whether the Independent Expert should make an [***], or (B) such party’s position as to whether the Independent Expert should make an [***]; and (ii) such party’s written argument, not to exceed five pages in length, in favor of the reasonableness of its position (collectively (clauses (i) and (ii), such party’s “Proposed Resolution” of the applicable Section 14.4 Matter). Within 15 days following submission of the parties’ respective Proposed Resolutions of such Section 14.4 Matter to the Independent Expert, the Independent Expert shall issue a written determination selecting the one (and only one) of such Proposed Resolutions that the Independent Expert determines to be the more reasonable of the two. The Proposed Resolution selected by the Independent Expert shall be final and binding upon the parties, and determination of the Independent Expert shall be deemed, in the case of clause (A), as applicable, [***] in each case, based on the Proposed Resolution selected by the Independent Expert. The Independent Expert’s sole authority shall be to select one of the Proposed Resolutions of such Section 14.4 Matter, as proposed by the applicable party, without modification. If one of the parties fails to submit its Proposed Resolution within 10 days after the selection of the Independent Expert, then, provided the other party submitted its Proposed Resolution within such 10-day period, the Independent Expert must select the latter’s Proposed Resolution. The parties shall share the fees and costs of the Independent Expert equally, regardless of which party’s Proposed Resolution is selected by the Independent Expert.
14.5Injunctive Relief; Court Actions. Either party may apply to the arbitral tribunal for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or other equitable relief in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing discussions between the parties or any ongoing arbitration proceeding. In addition, either party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the scope, construction, validity, and enforceability of any patent, and no such claim shall be subject to arbitration pursuant to Section 14.3.
15.MISCELLANEOUS
15.1Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other party shall be in writing, delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier, to the other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement). Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; or (b) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.
If to Cidara:    6310 Nancy Ridge Dr.
Suite 101
San Diego, CA 92121
Attention: General Counsel
If to Melinta:    44 Whippany Road
Suite 280
Morristown, NJ 07960
Attention: General Counsel
15.2Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.
15.3Assignment. Except as expressly provided hereunder, neither party shall assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that a party may, without such consent, assign this Agreement and its rights and obligations hereunder without the other party’s consent (a) to any Affiliate of such party, provided that the assigning party shall remain liable and responsible to the non-assigning party hereto for the performance and observance of all such duties and obligations by such Affiliate; or (b) in connection with the transfer or sale of all or substantially all of such party’s business to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise; provided that in the event of a transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)), the intellectual property rights of the acquiring party to such transaction (if other than one of the parties to this Agreement) shall not be included in the technology licensed hereunder or otherwise subject to this Agreement. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties, and the name of a party appearing herein shall be deemed to include the name of such party’s successors and permitted assigns to the extent necessary to carry out the intent of this Section 15.3. Any assignment not in accordance with this Agreement shall be void.
15.4Waivers and Amendments. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.
15.5Entire Agreement. This Agreement embodies the entire agreement between the parties and supersedes any prior representations, understandings and agreements between the parties regarding the subject matter hereof. There are no representations, understandings or agreements, oral or written, between the parties regarding the subject matter hereof that are not fully expressed herein.
15.6Severability. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of this Agreement in any other jurisdiction.
15.7Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by an authorized representative of such party.
15.8Relationship Between the Parties. The parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party shall assume or create, or purport to assume or create, any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.
15.9No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

15.10Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. The word “including” (and variations thereof) as used in this Agreement means including, without limiting the generality of any description preceding such term, and the word “or” has the inclusive meaning represented by the phrase “and/or.” Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. All references to days in this Agreement shall mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement shall be in the English language.
15.11Counterparts. This Agreement may be executed in counterpart signature pages with the same effect as if both parties had signed the same signature page. All such counterparts shall be deemed an original and shall, together with this Agreement in its entirety, constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other means of electronic signature (including DocuSign) shall have the same effect as physical delivery of the paper document bearing original signature.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.
Melinta Therapeutics, LLC

By: /s/ Christine Miller
Name: Christine Miller
Title President and CEO

Cidara Therapeutics, Inc.

By:/s/ Jeff Stein
Name: Jeff Stein
Title President & CEO

        Exhibit 10.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
EXHIBIT A
LICENSED PATENT RIGHTS

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        Exhibit 10.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
EXHIBIT B
COMPOUND

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135894419.v4

        Exhibit 10.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
EXHIBIT C
DEVELOPMENT PLAN
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135894419.v4

        Exhibit 10.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
EXHIBIT D
SUPPLY AGREEMENT TERMS

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15.12

135894419.v4